SERIES 1996-2 SUPPLEMENT (as amended or supplemented from time to time, the "Supplement") to the Pooling, Collateral Agency and Servicing Agreement dated as of April 15, 1996 among the Seller, the Servicer, the Collateral Agent, and the Issuer Trustee (as amended, supplemented or otherwise modified from time to time, the "Agreement"), dated as of September 17, 1996 among
     (i) NEWCOURT RECEIVABLES CORPORATION, a Delaware corporation, as Seller (the "Seller"), (ii) NEWCOURT CREDIT GROUP INC., an Ontario corporation, as Servicer (the "Servicer"), (iii) FLEET NATIONAL BANK, a national banking association, as Collateral Agent (the "Collateral Agent"), (iv) CHASE MANHATTAN BANK DELAWARE (formerly known as Chemical Bank Delaware), a banking corporation organized and existing under the laws of Delaware, not in its individual capacity but solely as Issuer Trustee (in such capacity, the "Issuer Trustee") under the Agreement, and (v) FLEET NATIONAL BANK, a national banking association, not in its individual capacity but solely as Indenture Trustee (in such capacity, the "Indenture Trustee") under the Indenture.

               SECTION 1. Series 1996-2. The Series of Notes to be issued pursuant to the Series 1996-2 Indenture shall be known as the "Series 1996-2 Notes".

               SECTION 2.  Definitions.

               (a) In the event that any term or provision contained herein shall conflict with or be inconsistent with any provision contained in the Agreement, the terms and provisions of this Supplement shall govern.

               (b) All Article, Section or subsection references herein shall mean Articles, Sections or subsections of the Agreement, as amended or supplemented by this Supplement, except as otherwise provided herein.

               (c) All capitalized terms not otherwise defined herein are used herein as defined in the Agreement.

               "Additional Series Contracts" shall have the meaning assigned to it in Section 3(a).

               "Additional Transferred Assets" shall have the meaning assigned to it in Section 3(a).

               "Closing Date" shall mean September 17, 1996.

               "Commission" means the Securities and Exchange
          Commission.

               "Cutoff Date" shall mean July 31, 1996.

               "Dollars" and "$" means lawful currency of the United States of America.

               "Effective Date" shall have the meaning assigned to it in Section 7.

               "Event of Default" shall have the meaning assigned to it in the Agreement.

               "Excess Spread Amount" shall mean Series Available
          Amounts (excluding Excluded Amounts, Recoveries, late payment fees, prepayment make-wholes and other non-Scheduled Payments) remaining after distribution (iv)(G) of subsection 4.3(d) of the Agreement.

               "Exchange Act" shall mean the Exchange Act of 1934, as amended or supplement from time to time.

               "Existing Contracts and Security" shall have the meaning assigned to it in Section 3(a).

               "Existing Indentures" shall be a collective reference to each Indenture pursuant to which a Series of Class A
          Notes has been heretofore issued.

               "Existing Supplements" shall be a collective reference to each Supplement pursuant to which a Series of Class B Notes or Class C Notes has been heretofore issued.

               "Indenture Trustee" shall mean Fleet National Bank, a national banking association, and any successor indenture trustee appointed under the Series 1996-2 Indenture.

               "Initial Letter of Credit Draw" shall mean the drawing to be made on the Letter of Credit on the Closing Date in the amount of all Collections received by PBCC, as determined by the Servicer, during the period from and including the Cutoff Date to but excluding the Closing Date.

               "Initial Principal Amount" shall mean the sum of the Initial Series 1996-2 Class A Principal Amount, the Initial Series 1996-2 Class B Principal Amount and the Initial
          Series 1996-2 Class C Principal Amount.

               "Initial Purchaser" shall mean, with respect to any Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, as the case may be, the parties set forth on Schedule 1 hereto.

               "Initial Series 1996-2 Class A Principal Amount" shall mean $169,810,862.

               "Initial Series 1996-2 Class B Principal Amount" shall mean $7,383,081.

               "Initial Series 1996-2 Class C Principal Amount" shall mean $7,383,081.

               "Institutional Investor" means (a) any Initial Purchaser of a Series 1996-2 Class B Note or Series 1996-2 Class C Note, (b) any Holder of a Series 1996-2 Class B Note or Series 1996-2 Class C Note holding more than 50% of the aggregate principal amount of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, respectively, then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.

               "Interim Period" shall mean the period from and including the Closing Date to but excluding November 1, 1996.

               "Issuer" shall mean Newcourt Receivables Asset Trust, a Delaware business trust."

               "Letter of Credit" shall mean the direct pay letter of credit in the amount of $1,500,000 issued by the LOC Bank for the account of the Servicer and in favor of the Collateral Agent having a term commencing on the Closing Date and expiring on November 30, 1996.

               "LOC Bank" shall shall mean the Bank of America
          Illinois, an Illinois banking corporation.

               "Maturity Date" shall mean, in the case of the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes, June 20, 2004.

               "Minimum Amount" shall mean $4,152,983.

               "Note Event of Default" shall have the meaning assigned to it in Section 10.5(a).

               "Note Register" shall have the meaning assigned to it in Section 5.4.

               "PBCC" shall mean Pitney Bowes Credit Corporation, a Delaware corporation.

               "PBCC Contracts" shall be a collective reference to the Contracts acquired by Newcourt Financial USA Inc. from Pitney Bowes Credit Corporation pursuant to that certain Asset Purchase Agreement, dated as of May 31, 1996, between Pitney Bowes Credit Corporation and Newcourt Financial USA Inc.

               "Principal Amount" shall mean, on any date of determination, the sum of the Series 1996-2 Class A Aggregate Principal Amount, the Series 1996-2 Class B Aggregate Principal Amount and the Series 1996-2 Class C Aggregate Principal Amount on such date of determination.

               "Rating Agency" shall mean Standard & Poor's Ratings
          Services.

               "Record Date" shall mean, with respect to any Distribution Date, the close of business on the last
          Business Day of the preceding month.

               "Required Holders" shall mean (i) prior to the payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Holders of Class A Notes holding not less than 66-2/3% of the Aggregate Principal Amount of all Class A Notes of all Series, (ii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes of all Series, Holders of Class B Notes holding not less than 66-2/3% of the Aggregate Principal Amount of all Class B Notes of all Series and (iii) from and after the payment in full of the principal amount of and accrued interest on the Class A Notes and Class B Notes of all Series, Holders of Class C Notes holding not less than 66-2/3% of the Aggregate Principal Amount of all Class C Notes of all Series.

               "Securities Act" means the Securities Act of 1933, as amended from time to time.

               "Series 1996-2" shall mean the Series 1996-2 Notes issued by Newcourt Receivables Asset Trust.

               "Series 1996-2 Class A Noteholder" shall mean the
          Noteholder of any Series 1996-2 Class A Note.

               "Series 1996-2 Class A Notes" shall be a collective reference to the Series 1996-2 Class A Notes issued pursuant to the Series 1996-2 Indenture.

               "Series 1996-2 Class B Noteholder" shall mean the
          Noteholder of any Series 1996-2 Class B Note.

               "Series 1996-2 Class B Notes" shall be a collective reference to the Series 1996-2 Class B Notes issued pursuant to the Series 1996-2 Class B Note Purchase Agreement, dated September 17, 1996, among the Seller, the Servicer and the purchasers named therein.

               "Series 1996-2 Class C Noteholder" shall mean the
          Noteholder of any Series 1996-2 Class C Note.

               "Series 1996-2 Class C Notes" shall be a collective reference to the Series 1996-2 Class C Notes issued pursuant to the Series 1996-2 Class C Note Purchase Agreement, dated September 17, 1996, among the Seller, the Servicer and the purchasers named therein.

               "Series 1996-2 Indenture" shall mean the Class A Trust Indenture dated as of September 17, 1996 among the Issuer, the Seller, the Collateral Agent and the Indenture Trustee.

               "Series 1996-2 Purchase Agreement" shall mean the Purchase Agreement, dated as of September 16, 1996, between Newcourt Financial USA Inc., as Seller, and Newcourt Receivables Corporation, as Buyer, relating to the purchase by Newcourt Receivables Corporation of the Additional Series Contracts and related Equipment and Additional Security from Newcourt Financial USA Inc.

               "Series Transaction Agreements" shall have the meaning assigned to it in Section 7(a).

               "Trust Assets" means the Transferred Assets, the
          Collection Account, the Reserve Account and the Termination
          Account.

               SECTION 3. Transfer of Trust Assets. (a) Pursuant to the Agreement and the Existing Supplements, the Seller has sold, transferred, assigned and set over to the Issuer all right, title and interest of the Seller in, to and under the Contracts described therein, the related Equipment and Applicable Security (such Contracts, Equipment and Applicable Security, the "Existing Contracts and Security") and the Seller does hereby confirm such grants. The Seller does hereby sell, transfer, assign and set over to the Issuer all right, title and interest of the Seller in, to and under the following (the "Additional Transferred Assets"):

               (i) the Additional Contracts set forth on Schedule 2 attached hereto (the "Additional Series Contracts"), and all monies due or to become due in payment of the Additional Series Contracts on and after the Cut Off Date, any Prepayment Amounts, any payments in respect of a casualty or early termination, and any Recoveries received with respect thereto, but excluding any Scheduled Payments due prior to the Cut Off Date and any Excluded Amounts;

               (iii) the Equipment related to the Additional Series Contracts and, in the case of any Vendor Note, related
          Applicable Security including all proceeds from any sale or other disposition of such Equipment;

               (iv)  the Contract Files;

               (v) all payments made or to be made in the future with respect to the Additional Series Contracts or the Obligor thereunder under any Program Agreements or Vendor Agreements with the Financing Originator and under any guarantee or similar credit enhancement with respect to the Additional Series Contracts;

               (vi) all Insurance Proceeds with respect to each Additional Series Contract;

               (vii) the Series 1996-2 Purchase Agreement, including, without limitation, the obligation of the Financing
          Originator party thereto to repurchase the Additional Series Contracts under certain circumstances as specified therein; and

               (viii)  all income and proceeds of the foregoing;

     provided, that the Additional Transferred Assets shall not include any Residual Investment other than a Guaranteed Residual Investment.

               (b) It is the express intent of the Seller and the Issuer that the conveyance of Additional Transferred Assets described in Section 3(a) on the Closing Date be construed as a sale of the Additional Transferred Assets by the Seller to the Issuer. It is, further, not the intention of the Seller or the Issuer that such conveyance by deemed a grant of a security interest in the Additional Transferred Assets by the Seller to the Issuer to secure a debt or other obligation of the Seller to the Issuer. However, in the event that, notwithstanding the intent of the parties, the Additional Transferred Assets are held to continue to be property of the Seller, then (i) this Supplement also shall be deemed to be and hereby is a security agreement within the meaning of the UCC; and (ii) the conveyance by the Seller provided for in Section 3(a) shall be deemed to be and the Seller hereby grants to the Issuer a security interest in and to all of the Seller's right, title and interest in, to and under the Additional Transferred Assets to secure a loan deemed to have been made in an amount equal to the ADCB of the Additional Series Contracts. The Seller and the Issuer shall, to the extent consistent with this Supplement, take such actions as may be necessary to ensure that, if this Supplement were deemed to create a security interest in the Additional Transferred Assets, such security interest would be deemed to be a perfected security interest of first priority (subject to Permitted Liens) in favor of the Issuer under applicable law and will be maintained as such throughout the term of this Supplement; provided that with respect to any item of Equipment with respect to which title thereto or a security interest therein is required to be noted on a certificate of title or otherwise recorded, the Seller shall not be required to note the name of the Issuer or the Collateral Agent on the certificate of title; provided further, that to the extent financing statements or similar filings are required with respect to any item of related Equipment, the Seller shall be required to record such filings in the Filing Locations. The Seller and the Issuer may rely upon an Opinion of Counsel addressed to them as to what is required to provide the Issuer with such security interest; and any such Opinion of Counsel shall permit the Issuer Trustee and the applicable Indenture Trustee, on behalf of the Noteholders, the Noteholders (in the case of any Series issued in a private placement exempt from the registration requirements of the Securities Act), the Collateral Agent, and the Rating Agencies to rely on it.

               (c) The Issuer hereby grants to the Collateral Agent for the benefit of the Secured Parties a first priority perfected security interest in all of the Trust Assets, including without limitation, the Additional Transferred Assets, to secure the unpaid Principal Amount of the Notes issued and to be issued from time to time under the Series 1996-2 Indenture, each Existing Indenture, each Existing Supplement and this Supplement and the interest accruing thereon at the applicable Interest Rates, and agrees that this Supplement shall constitute a security agreement under applicable law.

               SECTION 4. Receipt, Distribution and Application from the Trust Receipts.

               4.1  Distribution Prior to Event of Default or
     Restricting Event. Each payment received by the Collateral Agent for the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders pursuant to Section 4.3(d) of the Agreement shall be promptly distributed by the Collateral Agent in accordance with such Section 4.3(d).

               4.2 Optional Purchase by Seller; Trust Termination Payments. (a) On any Distribution Date occurring on or after the date on which the Principal Amount of the Class A Notes and Class B Notes of all Series is 10% or less of the aggregate principal amount of the Class A Notes and Class B Notes of all Series as of their respective Closing Dates, the Seller at its sole option, upon not less than 30 and not more than 60 days' notice to the Issuer Trustee, the Servicer, the Collateral Agent, the Indenture Trustee and the Noteholders, may purchase without penalty or premium all, but not less than all, of the Class A Notes and Class B Notes of all Series, including Series 1996-2. The redemption price will be equal to the sum of the outstanding principal amount of the Class A Notes and Class B Notes of all Series, together with accrued interest thereon through the day preceding the date of redemption. Upon receipt of the redemption price of the Series 1996-2 Class B Notes, the Collateral Agent will distribute the amount so received to the Holders of the Series 1996-2 Class B Notes on such Distribution Date. Following any redemption, the Series 1996-2 Class A Noteholders and the Series 1996-2 Class B Noteholders will have no further rights with respect to the Trust Assets.

               (b) The Principal Amount of the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes shall be due and payable no later than the Maturity Date with respect to Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, respectively. Amounts received by the Collateral Agent on account of any such sale, disposition or other liquidation and available for distribution to the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders as provided in Section 13.2(b) of the Agreement shall be distributed to the Holders of such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes in final payment of such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes.

               (c) As provided in Section 13.1 of the Agreement, the Issuer shall terminate (to the extent provided therein) on the Trust Termination Date. Amounts received by the Collateral Agent in connection with the Trust Termination Date and available for distribution to the Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders as provided therein shall be distributed to the Holders of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, respectively, in final payment of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes.

               (d)  The amount deposited pursuant to subsections
     4.2(a), 4.2(b) and 4.2(c) shall be paid to the Series 1996-2
     Class B Noteholders and Series 1996-2 Class C Noteholders in the manner provided in Section 5.9.

               (e) Written notice of any termination, specifying the Distribution Date upon which the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders may surrender their Series 1996-2 Class B Notes or Series 1996-2 Class C Notes for payment of the final distribution and cancellation shall be given (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) by the Collateral Agent to such Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders mailed not later than the fifth day of the month of such final distribution specifying (i) the Distribution Date (which shall be the Distribution Date in the month in which the deposit is made pursuant to Sections 13.1 or 13.2 of the Agreement) upon which final payment of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes will be made upon presentation and surrender of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes at the office or offices therein designated, (ii) the amount of any such final payment and (iii) that the Record Date otherwise applicable to such Distribution Date is not applicable, payments being made only upon presentation and surrender of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes at the office or offices therein specified.

               (f) All funds on deposit in the Collection Account, in the case of a final payment, pursuant to Section 13.2 of the Agreement and, in the case of a termination of the Trust, pursuant to Section 13.1 of the Agreement (and notwithstanding such termination), shall continue to be held in trust for the benefit of the Class B Noteholders and Class C Noteholders, including the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders, and the Collateral Agent shall pay such funds to the appropriate Noteholders upon surrender of their Notes. In the event that all of the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders shall not surrender their Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, respectively, for cancellation within six months after the date specified in the above-mentioned written notice, the Collateral Agent shall give a second written notice to the remaining Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders to surrender their Series 1996-2 Class B Notes for cancellation and receive the final distribution with respect thereto. If within one year after the second notice all the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes shall not have been surrendered for cancellation, the Collateral Agent may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders concerning surrender of their Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, and the cost thereof shall be paid out of the funds in the Collection Account held for the benefit of such Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders. The Collateral Agent shall pay to the Seller upon request any monies held by it for the payment of principal or interest which remains unclaimed for two years. After payment to the Seller, the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders entitled to the money must look only to the Seller for payment as general creditors unless an applicable abandoned property law designates another Person.

               4.3 Distribution Following an Event of Default or a Restricting Event. Except as otherwise provided in Section 4.4 hereof, each payment received by the Collateral Agent for the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders pursuant to Section 4.3(e) of the Agreement shall be promptly distributed by the Collateral Agent in accordance with such Section 4.3(e).

               4.4 Unclaimed Moneys. Any moneys deposited with or paid to the Collateral Agent for the payment of the principal of or interest on any Series 1996-2 Class B Note or Series 1996-2 Class C Note and not applied but remaining unclaimed for two years after the date upon which such principal or interest shall have become due and payable, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, be paid, upon written request therefor by the Servicer or the Issuer Trustee, to the Servicer or the Issuer Trustee, and the Holder of such Series 1996-2 Class B Note or Series 1996-2 Class C Note, as a general unsecured creditor, shall, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, thereafter look only to the Seller for any payment which such Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder may be entitled to collect, and all liability of the Collateral Agent with respect to such moneys shall thereupon cease.

               4.5 Reliance by Collateral Agent Upon Information Provided. In connection with the payments required to be made by the Collateral Agent pursuant to this Supplement, the Collateral Agent shall be fully protected in relying, on any Distribution Date, on the Monthly Statement provided by the Servicer pursuant to Section 9, for such Distribution Date. The Collateral Agent shall have no obligation to verify, calculate or re-calculate any amount set forth in any Monthly Statement. In the absence of a Monthly Statement specifying amounts to be paid by the Collateral Agent, the Collateral Agent shall be fully protected in relying on written notice provided by any of the following Persons with respect to any of the following information and shall have no obligation to verify, calculate or re-calculate any amount set forth in any such written notice:

               (i) with respect to accrued interest for any specified period and the unpaid principal amount of Series 1996-2 Class B Notes or Series 1996-2 Class C
                    Notes of any Series, the Servicer; and

              (ii) with respect to any other matters required to be determined in connection with any such payment, the Servicer.

               SECTION 5.  The Series 1996-2 Notes.

               5.1 The Notes. (a) The Series 1996-2 Notes shall represent indebtedness of the Issuer secured by the Trust Assets and the Issuer is obligated to pay principal of and interest on the Series 1996-2 Notes out of the Trust Assets, in accordance with Article IV of the Agreement.

               (b)  The Series 1996-2 Notes shall consist of the
     Series 1996-2 Class A Notes, the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes.

               (c) Except as set forth in Section 5.4, the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes shall be issuable in minimum denominations of $500,000 and $500,000, respectively, and any amount in excess thereof, and shall not be subdivided.

               5.2 Form, Denomination and Dating. The Series 1996-2 Class B Notes and Series 1996-2 Class C Notes and the Issuer's form of certificate of authentication to appear on the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall each be substantially in the form of (i) in the case of Series 1996-2 Class B Notes, Exhibit A hereto, (ii) in the case of Series 1996-2 Class C Notes, Exhibit B hereto and (iii) in the case of the Issuer's certificate of authentication for such Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, Exhibit C hereto. The Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall contain such omissions, variations and insertions as are permitted by this Supplement, and may have such letters, numbers or other marks of identification and such legends or endorsements printed, lithographed or engraved thereon, as may be required to comply with law, the rules of any securities market in which such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes may be admitted to trading or agreements to which the Issuer is subject, if any, or to conform to any usage in respect thereof, or as may, consistently herewith, be prescribed by the Issuer or by the Responsible Officer of the Issuer Trustee executing such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, such determination by such officer to be evidenced by his signing such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes on behalf of the Issuer. The terms of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes set forth in Exhibit A and Exhibit B, respectively, are part of the terms of this Supplement.

               The definitive Series 1996-2 Class B Notes and the definitive Series 1996-2 Class C Notes shall be printed, typewritten, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any securities market in which the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes may be admitted to trading, all as determined by the Responsible Officer of the Issuer Trustee executing such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes on behalf of the Issuer, as evidenced by such Officer's execution of such Notes.

               5.3 Execution and Authentication. (a) The Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall be executed on behalf of the Issuer by one of the Responsible Officers of the Issuer Trustee, as certified by the Issuer Trustee. Any such signature may be a facsimile and may be imprinted or otherwise reproduced. Series 1996-2 Class B Notes and Series 1996-2 Class C Notes bearing the signatures of individuals who were at any time the Responsible Officers of the Issuer Trustee shall bind the Issuer, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes or did not hold such offices at the respective dates of such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes. No Series 1996-2 Class B Notes or Series 1996-2 Class C Notes shall be issued hereunder except those provided for in Section 5.3(b) hereof and any Series 1996-2 Class B Notes or Series 1996-2 Class C Notes issued in exchange or replacement therefor pursuant to the terms of this Supplement. No Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be secured by or entitled to any benefit under this Supplement or the Agreement or be valid or obligatory for any purpose, unless there appears on such Series 1996-2 Class B Note or Series 1996-2 Class C Note a certificate of authentication in the form provided for in Section 5.2 hereof executed by the Issuer Trustee by the manual signature of one of its Responsible Officers or any authenticating agent thereof appointed pursuant to subparagraph
     (e) below, and such certificate upon any Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be conclusive evidence, and the only evidence, that such Series 1996-2 Class B Note or Series 1996-2 Class C Note has been duly authenticated and delivered hereunder.

               (b) On the Closing Date, the Issuer shall authenticate and deliver (i) Series 1996-2 Class B Notes for original issue in an aggregate principal amount of $7,383,081, and (ii) Series 1996-2 Class C Notes for original issue in an aggregate principal amount of $7,383,081, each upon the written order of the Seller signed by one of its Responsible Officers. Such order shall specify the amount of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes to be authenticated and the date on which the original issue of such Series 1996-2 Class B Notes and Series 1996-2 Class C Notes is to be authenticated and shall further provide instructions concerning registration, amounts for each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder and delivery.

               (c) The aggregate principal amount of Series 1996-2 Class B Notes outstanding at any time may not exceed $7,383,081 except as provided in Section 5.5 hereof. The Series 1996-2 Class B Notes outstanding at any time shall be treated as a single Class of Series 1996-2 Class B Notes for purposes of this Supplement.

               (d) The aggregate principal amount of Series 1996-2 Class C Notes outstanding at any time may not exceed $7,383,081, except as provided in Section 5.5 hereof. The Series 1996-2 Class C Notes outstanding at any time shall be treated as a single Class of Series 1996-2 Class C Notes for purposes of this Supplement.

               (e) The Issuer or the Issuer Trustee may appoint The Chase Manhattan Bank or another authenticating agent reasonably acceptable to the Collateral Agent to authenticate the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. Unless limited by the terms of such appointment, an authenticating agent may authenticate Series 1996-2 Class B Notes and Series 1996-2 Class C Notes whenever the Issuer Trustee may do so. Each reference in this Supplement to authentication by the Issuer Trustee includes authentication by such agent. An authenticating agent has the same rights as any Note Registrar or agent for service of notices and demands. The Issuer Trustee hereby appoints The Chase Manhattan Bank, New York, New York, as its authenticating agent for the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes.

               5.4 Registration, Transfer and Exchange of Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. (a) The Issuer Trustee shall keep or shall cause to be kept a register (herein sometimes referred to as the "Note Register") in which provisions shall be made for the registration of Series 1996-2 Class B Notes and Series 1996-2 Class C Notes and the registration of transfers of such Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. The Note Register shall be kept at the principal corporate trust office of The Chase Manhattan Bank, and The Chase Manhattan Bank is hereby appointed "Note Registrar" for the purpose of registering Series 1996-2 Class B Notes and Series 1996-2 Class C Notes and transfers of Series 1996-2 Class B Notes and Series 1996-2 Class C Notes as herein provided. The Issuer Trustee shall give to any Holder of a Series 1996-2 Class B Note or a Series 1996-2 Class C Note promptly upon request therefor, a complete and correct copy of the names and addresses of all registered Holders of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, respectively. Upon surrender for registration of transfer of any Series 1996-2 Class B Note or Series 1996-2 Class C Note at the principal corporate trust office of the Note Registrar, the Issuer shall execute and deliver or cause to be delivered at the Issuer's expense (except as provided below) in the name of the designated transferee or transferees, one or more new Series 1996-2 Class B Notes or Series 1996-2 Class C Notes of a like aggregate principal amount. At the option of any Noteholder, its Series 1996-2 Class B Notes or Series 1996-2 Class C Notes may be exchanged for other Series 1996-2 Class B Notes or Series 1996-2 Class C Notes of any authorized denominations and of a like aggregate principal amount, upon surrender of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, as applicable, to be exchanged at the principal corporate trust office of the Note Registrar. Whenever any Series 1996-2 Class B Note or Series 1996-2 Class C
     Note is so surrendered for exchange, the Issuer shall execute and deliver the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes, which the Noteholder making the exchange is entitled to receive. Each such new Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be dated its date of authentication and shall be entitled to such interest (or portion thereof) as shall have been payable on the surrendered Series 1996-2 Class B Note or Series 1996-2 Class C Note, as the case may be. The Note Registrar may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes. Series 1996-2 Class B Notes and Series 1996-2 Class C shall not be transferred in denominations of less than $500,000 each, provided that if necessary to enable the registration of transfer by a Holder of its entire holding of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, one Series 1996-2 Class B Note or Series 1996-2 Class C Note may be in a denomination of less than $500,000.

               (b) All Series 1996-2 Class B Notes or Series 1996-2 Class C Notes issued upon any registration of transfer or exchange of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes shall be the valid obligations of the Issuer evidencing the same respective obligations, and entitled to the same security, priority and benefits under this Supplement and the Agreement, as the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes surrendered upon such registration of transfer or exchange.
     Every Series 1996-2 Class B Note or Series 1996-2 Class C Note presented or surrendered for registration of transfer or exchange shall (if so required by the Issuer or the Note Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Issuer Trustee or the Note Registrar duly executed by the Noteholder thereof or his attorney duly authorized in writing, and the Issuer or the Note Registrar may require evidence satisfactory to it as to the compliance of any such transfer with the Securities Act. The Note Registrar shall not be required to register the transfer of or exchange any surrendered Series 1996-2 Class B Notes or Series 1996-2 Class C Notes as above provided during the five day period preceding the due date of any payment on such Series 1996-2 Class B Notes or Series 1996-2 Class C Notes. The Note Registrar shall not be required to exchange or register a transfer of any Series 1996-2 Class B Note for a period of 15 days immediately preceding the first mailing of a notice of redemption of Series 1996-2 Class B Notes. The Note Registrar shall not be required to exchange or register a transfer of any Series 1996-2 Class C Note for a period of 15 days immediately preceding the first mailing of a notice of redemption of Series 1996-2 Class C Notes. The Issuer Trustee or the Note Registrar shall give the Seller notice of any registration of transfer of a Series 1996-2 Class B Note or Series 1996-2 Class C Note under this Section 5.4.

               (c) Upon request, the Collateral Agent shall be entitled at any time and from time to time to obtain from the Issuer the name and address of each Series 1996-2 Class B Noteholder and each Series 1996-2 Class C Noteholder, as set forth in the Note Register maintained by the Note Registrar as provided in Section 5.4(a) hereof, and to communicate with one or more of such Noteholders directly. Each and every Noteholder, by receiving and holding a Series 1996-2 Class B Note or Series 1996-2 Class C Note, agrees with the Issuer and the Issuer Trustee that none of the Issuer, the Note Registrar, the Collateral Agent, the Seller, the Issuer Trustee or any agent of the Issuer Trustee shall be held accountable by reason of the disclosure of any such information as to the names and addresses of the Noteholders in accordance with the provisions of the immediately preceding sentence, regardless of the source from which such information was derived, and that none of such Persons shall be held accountable by reason of mailing any material pursuant to a request made under the immediately preceding sentence.

               5.5  Mutilated, Destroyed, Lost or Stolen Notes.
     (a) Upon notice to the Note Registrar of the mutilation, destruction, loss or theft of any Series 1996-2 Class B Note or Series 1996-2 Class C Note, the Issuer shall at the Issuer's own expense, upon the written request of the affected Noteholder, execute and deliver in replacement thereof (in the absence of notice to the Issuer or the Note Registrar that such Series 1996-2 Class B Note or Series 1996-2 Class C Note has been acquired by a bona fide purchaser), a new Series 1996-2 Class B Note or Series 1996-2 Class C Note in the same principal amount, dated the date of such Series 1996-2 Class B Note or Series 1996-2 Class C Note and designated as issued under this Supplement. If the Series 1996-2 Class B Note or Series 1996-2 Class C Note being replaced has become mutilated, such Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be surrendered to the Note Registrar and a photocopy thereof shall be furnished to the Collateral Agent by the Note Registrar. If the Series 1996-2 Class B Note or Series 1996-2 Class C Note being replaced has been destroyed, lost or stolen, the affected Noteholder shall furnish to the Issuer, the Note Registrar and the Issuer Trustee such security or indemnity as may be reasonably required by them to hold the Issuer, the Note Registrar and the Issuer Trustee harmless and evidence satisfactory to the Issuer Trustee of the destruction, loss or theft of such Series 1996-2 Class B Note or Series 1996-2 Class C Note and of the ownership thereof.

               (b) Each substitute Series 1996-2 Class B Note and Series 1996-2 Class C Note issued pursuant to the provisions of this Section 5.5 by virtue of the fact that any Series 1996-2 Class B Note or Series 1996-2 Class C Note is apparently destroyed, lost or stolen shall constitute an original additional contractual obligation of the Issuer, whether or not the apparently destroyed, lost or stolen Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be enforceable at any time by anyone and shall be entitled to all the security and benefits of (but shall be subject to all the limitations of rights set forth in) this Supplement and the Agreement equally and proportionately with any and all other Series 1996-2 Class B Notes or Series 1996-2 Class C Notes duly authenticated and delivered hereunder. All Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated, defaced, or apparently destroyed, lost or stolen Series 1996-2 Class B Notes or Series 1996-2 Class C Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

               5.6 Temporary Notes. Until definitive Series 1996-2 Class B Notes or Series 1996-2 Class C Notes are ready for delivery, the Issuer Trustee, on behalf of the Issuer, shall authenticate and deliver temporary Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. Temporary Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall be substantially in the form of definitive Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, respectively, but may have variations that the Seller considers appropriate for temporary Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. Without unreasonable delay, the Issuer Trustee, on behalf of the Issuer, shall execute and furnish definitive Series 1996-2 Class B Notes and Series 1996-2 Class C Notes and deliver them in exchange for temporary Series 1996-2 Class B Notes and Series 1996-2 Class C Notes. Until such exchange, temporary Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall be entitled to the same rights, benefits and privileges as definitive Series 1996-2 Class B Notes and Series 1996-2 Class C Notes.

               5.7 Priority of Payments. (a) No payment or distribution shall be made on or in respect of any Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, including any payment or distribution of cash, securities or other property, after the commencement of a proceeding of the type referred to in
     Section 9.1(d) of the Agreement, except directly to the Collateral Agent for application as expressly provided in Section 4 hereof and Articles IV and XIII of the Agreement.

               (b)  In the event that Series 1996-2 Class B
     Noteholders or Series 1996-2 Class C Noteholders shall receive any payment or distribution on or in respect of any Series 1996-2 Class B Notes or Series 1996-2 Class C Notes which such Noteholders are not entitled to receive under this Section 5.7 or under Article IV of the Agreement, such Noteholders will hold any amount so received in trust, in the case of Series 1996-2 Class B Notes, for the Holders of the Class A Notes of all Series and, in the case of Series 1996-2 Class C Notes, for the Holders of the Class A Notes and Class B Notes of all Series and will forthwith turn over such payment to the Collateral Agent in the form received to be applied or held as provided in Article IV of the Agreement.

               (c) In connection with any foreclosure sale of all or any part of the Trust Assets, Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders will not "bid-in" or purchase any part of such Trust Assets with any Series 1996-2 Class B Notes or Series 1996-2 Class C Notes unless prior to or contemporaneously with any such purchase (i) by such Series 1996-2 Class B Noteholders, the Class A Notes of all Series have been or are being paid in full in Dollars and in immediately available funds (or in such other form as shall be acceptable to the Holders of such obligations or (ii) by such Series 1996-2 Class C Noteholders, the Class A Notes and Class B Notes of all Series have been or are being so paid in full.

               (d) Nothing herein contained shall impair, as between the Issuer and the Series 1996-2 Class B Noteholders and the Issuer and the Series 1996-2 Class C Noteholders, the obligations of the Issuer to pay such Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders the amounts owing under the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes held by such Noteholder.

               5.8 Payments from Trust Assets Only. Except as otherwise expressly provided in the next succeeding sentence of this Section 5.8, all payments to be made by the Issuer or the Collateral Agent under this Supplement or the Agreement, as applicable, shall be made only from the income and the proceeds from the Trust Assets and, in the case of payments of interest on Series 1996-2 Class B Notes, amounts, if any, on deposit in the Reserve Account for the Series 1996-2 Class B Noteholders (excluding Investment Earnings) and, with respect to the Trust Assets, only to the extent that the Issuer shall have sufficient income or proceeds from the Trust Assets to enable the Issuer or the Collateral Agent, as applicable, to make payments in accordance with the terms hereof. Each Series 1996-2 Class B Noteholder, by its acceptance of a Series 1996-2 Class B Note, agrees that it will look solely to the income and proceeds from the Trust Assets, in the case of payments of interest on the Series 1996-2 Class B Notes, and to amounts on deposit in the Reserve Account (excluding Investment Earnings) to the extent available for distribution to it as provided in the Agreement and this Supplement and that the Issuer Trustee is not personally liable to it for any amounts payable or any liability under this Supplement or such Series 1996-2 Class B Note, except as expressly provided herein and in the Agreement.

               5.9  Method of Payment.  (a)  As provided in Section
     4.3 of the Agreement, the Collateral Agent shall, subject to the terms and conditions thereof, remit all amounts received by it for distribution to the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders to the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders in immediately available funds, such payment to be made in Dollars to the account designated by each such Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder at a bank which is a member of the Federal Reserve System, prior to the close of business in New York City on the due date thereof; provided, however, that the Collateral Agent may, at its option, pay such amounts by check mailed to the address of any Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder as it appears on the Note Register. In the event the Collateral Agent shall fail to make any such payment as provided in the immediately foregoing sentence after its receipt of funds at the place and prior to the time specified in this paragraph, the Collateral Agent, in its individual capacity and not as the Collateral Agent, agrees to compensate the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders for loss of use of funds. In furtherance of the payment of the amounts referred to in this paragraph, the Issuer has assigned to the Collateral Agent certain of its right, title and interest in, to and under the Trust Assets. Upon payment of any such amount by the Collateral Agent to the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders on the due date thereof, interest shall no longer accrue on or in respect of any Series 1996-2 Class B Note or Series 1996-2 Class C Note on the amount so paid, to the extent such amount is payable to the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders in reduction of the Principal Amount of the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes, respectively.

               (b) Prior to the due presentment for registration of transfer of any Series 1996-2 Class B Note or Series 1996-2 Class C Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name any Series 1996-2 Class B Note or Series 1996-2 Class C Note is registered on the Note Register as the absolute owner of such Series 1996-2 Class B Note or Series 1996-2 Class C Note for the purpose of receiving payment of all amounts payable with respect to such Series 1996-2 Class B Note or Series 1996-2 Class C Note and for all other purposes whether or not such Series 1996-2 Class B Note or Series 1996-2 Class C Note shall be overdue, and none of the Issuer, the Issuer Trustee or the Collateral Agent shall be affected by any notice to the contrary.

               (c) If any sum payable under the Series 1996-2 Class B Notes, the Series 1996-2 Class C Notes or under this Supplement falls due on a day which is not a Business Day, then such sum shall be payable on the next succeeding Business Day without additional interest as a result of such extension.

               5.10 Delivery. (a) The Indenture Trustee shall deliver the duly authenticated Series 1996-2 Class A Notes in accordance with Section 2.2(b) of the Series 1996-2 Indenture.

               (b)  On the Closing Date, the Issuer shall, pursuant to
     Section 5.3(b) hereof, issue and deliver (i) Series 1996-2 Class B Notes in an aggregate denomination equal to the Initial Series 1996-2 Class B Principal Amount and (ii) Series 1996-2 Class C Notes in an aggregate denomination equal to the Initial Series 1996-2 Class C Principal Amount.

               5.11 Interest. Interest shall accrue in respect of the outstanding Principal Amount of the Series 1996-2 Notes as of the first day of each Accrual Period from and including the first day of such Accrual Period to and including the last day of such Accrual Period at a rate of 6.87% per annum, in the case of Series 1996-2 Class A Notes, 7.54% per annum, in the case of Series 1996-2 Class B Notes, and 9.22% per annum, in the case of Series 1996-2 Class C Notes. In the case of Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, the Issuer will pay interest on overdue principal at the rate of 8.54% per annum and 10.22% per annum, respectively; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 8.54% per annum and 10.22% per annum, respectively, to the extent lawful.

               Interest accrued during each Accrual Period on the Series 1996-2 Class A Notes and Series 1996-2 Class B Notes shall be payable on the Distribution Date immediately following the last day of such Accrual Period. If any interest that accrues on the Series 1996-2 Class A Notes or Series 1996-2 Class B Notes during an Accrual Period is not paid on the related Distribution Date, such unpaid interest shall be payable on the immediately following Distribution Date in accordance with Article IV of the Agreement.

               Interest accrued during each Accrual Period on the Series 1996-2 Class C Notes shall be payable on the Distribution Date immediately following the last day of such Accrual Period; provided that on each Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, accrued interest on the Series 1996-2 Class C Notes shall be payable solely to the extent of Available Amounts therefor (after giving effect to distributions of Available Amounts on such Distribution Date in accordance with the
     priorities specified in Section 4.3(e) of the Agreement).   If
     any interest that accrues on the Series 1996-2 Class C Notes during an Accrual Period is not paid on the related Distribution Date, such unpaid interest shall be payable on the immediately following Distribution Date in accordance with Article IV of the Agreement; provided that on each Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, any such unpaid interest on the Series 1996-2 Class C Notes shall be payable solely to the extent of Available Amounts therefor (after giving effect to distributions of Available Amounts on such Distribution Date in accordance with the priorities specified in Section 4.3(e) of the Agreement). Any accrued interest which is not paid on any Distribution Date following the occurrence of an Event of Default and arising during the continuance of a Restricting Event, together with interest thereon at the Series 1996-2 Class C Interest Rate, will be due on the Maturity Date; although such amounts may be paid on earlier Distribution Dates as provided in the preceding sentence.

               Interest on the principal amount of the Series 1996-2 Notes will be calculated on the basis of a 360-day year consisting of twelve 30-day months.

               SECTION 6. Article V of the Agreement. Article V of the Agreement shall read in its entirety as follows and shall be applicable only to the Series 1996-2 Notes:

                                 ARTICLE V

                                REPORTS TO
                                NOTEHOLDERS

               Section 5.1 Noteholders' Statements. (a) Monthly Statement. On each Distribution Date, the Indenture Trustee shall forward to each Series 1996-2 Class A Noteholder, in accordance with Section 3.10(a) of the Agreement, and the Collateral Agent shall forward to each Series 1996-2 Class B and Series 1996-2 Class C Noteholder and each Rating Agency, a Monthly Report substantially in the form of Exhibit D to this Supplement prepared by the Servicer and delivered to the Indenture Trustee and the Collateral Agent 3 Business Days prior to such Distribution Date setting forth, among other things, the following information with respect to such Distribution Date (which, in the case of subclauses (i), (ii) and (iii) below, shall be stated on the basis of an original principal amount of $1,000 per Series 1996-2 Note and, in the case of subclause (v) shall be stated on an aggregate basis and on the basis of an original principal amount of $1,000 per Series 1996-2 Note):

               (i)  the total amount distributed;

              (ii) the amount of such distribution allocable to principal on the Series 1996-2 Notes;

             (iii) the amount of such distribution allocable to interest on the Series 1996-2 Notes;

              (iv) the amount, if any, by which the unpaid principal amount of the Notes of each Class in the Series 1996-2 exceeds the Principal Amount of such Class as of the Record Date with respect to such Distribution Date; and

               (v) such other items as are required by Exhibit E to the Agreement.

               (b) Annual Noteholders' Tax Statement. On or before January 31 of each calendar year, beginning with calendar year 1997, the Indenture Trustee shall distribute on behalf of the Issuer, to each Person who at any time during the preceding calendar year was a Series 1996-2 Class A Noteholder, a statement prepared by the Servicer and delivered to the Indenture Trustee on or before January 31 of each calendar year containing the information required to be contained in the Monthly Report to Series 1996-2 Noteholders, as set forth in Section 5.1(a)(i),
     (ii), (iii) and (iv) above, aggregated for such calendar year or the applicable portion thereof during which such Person was a Series 1996-2 Class A Noteholder, together with such other customary information (consistent with the treatment of the Series 1996-2 Series 1996-2 Class A Notes as debt) as the Servicer deems necessary or desirable to enable the Series 1996-2 Class A Noteholders to prepare their tax returns consistent with the treatment of the Series 1996-2 Class A Notes as debt instruments.

               SECTION 7. Conditions Precedent to Effectiveness of Supplement. This Supplement will become effective on the date (the "Effective Date") on which the following conditions precedent have been satisfied:

               (a) Documents. The Issuer Trustee and the Collateral Agent shall have received an original executed copy for the Indenture Trustee, each Holder of a Series 1996-2 Class B Note and each Holder of a Series 1996-2 Class C Note, each executed and delivered in form and substance satisfactory to the Collateral Agent and the Issuer Trustee, of (i) the Agreement executed by a duly authorized officer of each party thereto, (ii) this Supplement executed by a duly authorized officer of each party hereto, (iii) a Subsequent Purchase Agreement referencing the Additional Series Contracts, (iv) the Letter of Credit and (v) the Note Documents for the issuance of the Series 1996-2 Notes, each satisfying the requirements of Section 11.1 of the Agreement. Each of the Agreement, the Subsequent Purchase Agreement, the Note Documents, the Series 1996-2 Indenture and this Supplement (collectively, the "Series Transaction Agreements") shall have been duly and validly executed and delivered.

               (b) Notes. The Series 1996-2 Class A Notes shall have been duly executed in accordance with Section 2.2(a) of the Series 1996-2 Indenture and authenticated and delivered by the Indenture Trustee in accordance with Section 2.2(b)(i) of the Series 1996-2 Indenture. The Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes shall have been duly executed, authenticated and delivered in accordance with Section 5 of this Supplement.

               (c) Corporate Proceedings of the Seller and Servicer. The Collateral Agent shall have received, with a counterpart for the Indenture Trustee, each Holder of a Series 1996-2 Class B Note and each Holder of a Series 1996-2 Class C Note, a copy of the resolutions in form and substance reasonably satisfactory to the Collateral Agent, of the Board of Directors of each of the Seller and of the Servicer authorizing the execution, delivery and performance of each of the Series Transaction Agreements to which the Seller or the Servicer, respectively, is a party, certified by the Secretary or an Assistant Secretary of the Seller or the Servicer, as the case may be, as of the date hereof, which certificate shall state that the resolutions thereby certified have not been amended, modified, revoked or rescinded as of the date of such certificate.

               (d) Corporate Documents. The Collateral Agent shall have received, with a counterpart for each Initial Purchaser, true and complete copies of the certificate of incorporation and by-laws of the Seller and of the Servicer, certified as of the date hereof as true, complete and correct copies thereof by the Secretary or an Assistant Secretary of the Seller or the Servicer, as the case may be.

               (e) Good Standing Certificates. The Collateral Agent shall have received, with as many counterparts as the Collateral Agent shall request, copies of certificates dated as of a recent date from the Secretary of State or other appropriate authority of such jurisdiction, evidencing the good standing of each subservicer appointed by the Servicer pursuant to Section 3.1(e) of the Agreement to perform all or a portion of the servicing functions of the Servicer in each State and Province where the ownership, lease or operation of property or the conduct of business requires it to qualify as a foreign corporation, except, with respect to any such subservicer, where the failure to so qualify would not have a material adverse effect on the business, operations, properties, condition (financial or otherwise) or prospects of such subservicer.

               (f) Consents, Licenses, Approvals, Etc. The Collateral Agent shall have received, with as many counterparts as the Collateral Agent shall request, certificates dated the date hereof of the President, Chief Financial Officer or any Vice President of the Seller and of the Servicer either (i) attaching copies of all material consents, licenses and approvals required in connection with the execution, delivery and performance by the Seller or the Servicer, as the case may be, of this Supplement and the validity and enforceability against the Seller and the Servicer of this Supplement and the Agreement, and such consents, licenses and approvals shall be in full force and effect or (ii) stating that no such consents, licenses or approvals are so required.

               (g) Lien Searches. The Collateral Agent shall have received the results of a recent search by a Person satisfactory to the Collateral Agent, of UCC and other filings with respect to the Seller, each Financing Originator and such other parties as it deems necessary.

               (h) Legal Opinions. (x) The Collateral Agent shall have received, (i) a legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, with respect to the "true sale" for purposes of the bankruptcy code of the Additional Series Contracts from the Financing Originator to the Seller; (ii) a legal opinion of Skadden, Arps, Slate, Meagher & Flom, to the effect that (A) the Issuer has a valid and perfected first priority security interest in the Additional Series Contracts and (B) assuming that the Vendor has a valid and perfected security interest under applicable law in the related Equipment, that pursuant to Section 9-302 of the Delaware UCC, no filing under Article 9 of the Delaware UCC is required to continue the perfected status of the security interest in any Equipment against creditors of and transferees from the Obligors; (iii) a letter of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, to the effect that the Collateral Agent is entitled to rely on the legal opinion of such firm, dated December 28, 1995, to the effect that a court would not order the substantive consolidation of the assets and liabilities of the Seller with those of Newcourt Credit Group USA Inc. as if dated and delivered on the date hereof; (iv) a legal opinion of Skadden, Arps, Slate, Meagher & Flom, counsel to the Seller and the Servicer, dated the date hereof, with respect to the tax matters set forth in Section 6.2(b)(viii) of the Agreement, in form and substance satisfactory to the Issuer Trustee, (v) a legal opinion of Pryor, Cashman, Sherman & Flynn, counsel to the Issuer Trustee, dated the date hereof, (vi) a legal opinion of Day, Berry & Howard, counsel to the Collateral Agent and Indenture Trustee, dated the date hereof, (vii) a legal opinion of John P. Stevenson, counsel to the Servicer, dated the date hereof, substantially in the form set forth in Exhibit E and (viii) a legal opinion of K. Nicholas Martitsch, counsel to Newcourt Financial USA Inc., dated the date hereof, substantially in the form set forth in Exhibit F hereto.

                    (y) Each of the Issuer Trustee, the Collateral Agent and the Indenture Trustee shall have received a legal opinion of John P. Stevenson, counsel to the Servicer, dated the date hereof, to the effect that the modifications to the Agreement described in subsection 11.4 hereof shall not adversely affect in any material respect the interests of any of the Noteholders.

               (i) Certificates. In addition to the certificates required pursuant to Section 6.2(v) of the Agreement, the Collateral Agent shall have received certificates of each of the Seller and the Servicer, dated the Closing Date, of any two of the President, any Vice President, the chief financial officer and the Treasurer of the Seller or the Servicer, as the case may be, stating that (i) the representations and warranties of the Seller or the Servicer, as the case may be, contained in the Transaction Agreements, are true and correct on and as of the Closing Date, (ii) the Seller or the Servicer, as the case may be, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder and under such agreements at or prior to the Closing Date, (iii) the absence of any Event of Default or Restricting Event on the Closing Date or the occurrence of any event that, with the passage of time, would constitute such an event and (iv) since December 31, 1995, there has been no material adverse change in the financial position of the Seller or the Servicer, as the case may be, or the Issuer or any change, or any development including a prospective change, in or affecting the condition (financial or otherwise), results of operations, business or prospects of the Seller or the Servicer, as the case may be, or the Issuer except as described therein. Any officer making such certification may rely upon his or her knowledge as to the proceedings pending or threatened.

               (j) Series Accounts. The Collateral Agent shall have received evidence satisfactory to it that the Collection Account and the Reserve Account shall have been established and the Seller shall have deposited (x) Collections with respect to the related Additional Series Contracts since the related Cut Off Date into the Collection Account and (y) the Minimum Deposit into the Reserve Account.

               (k) Fees and Expenses. All fees and expenses to be paid on the Closing Date shall have been received by the appropriate Persons, provided that the Servicer shall have received an invoice setting forth such fees and expenses in reasonable detail.

               SECTION 8. Representations and Warranties of the Issuer Trustee, the Seller, the Servicer and the Collateral Agent. Each of the Seller and the Servicer, jointly and severally, the Issuer Trustee (not in its individual capacity but solely as Issuer Trustee), as to Sections 8(a), 8(b) and 8(c) hereof only, and the Collateral Agent, as to Sections 8(a), 8(b) and 8(c) hereof only, represents and warrants for the benefit of all Noteholders, and agrees in favor of all Noteholders, that:

               (a) The representations and warranties of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent in the Agreement will be true and correct as of the Closing Date.

               (b) This Supplement has been duly authorized, executed and delivered by each of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent and each such party has the power and authority to execute and deliver this Supplement and to carry out its terms.

               (c) This Supplement constitutes the legal, valid and binding obligation of each of the Seller, the Servicer, the Issuer Trustee and the Collateral Agent, enforceable in accordance with its terms against each such party.

               (d) When authenticated by the Indenture Trustee in accordance with the Series 1996-2 Indenture, in the case of the Series 1996-2 Class A Notes, and delivered and paid for pursuant to the Series 1996-2 Indenture, the Series 1996-2 Class A Notes will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Issuer entitled to the benefits afforded by the Agreement, this Supplement and the Series 1996-2 Indenture and enforceable in accordance with their terms.

               (e) When authenticated by the Issuer in accordance with this Supplement, in the case of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes, and delivered and paid for pursuant to this Supplement, the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes will be duly and validly issued and outstanding and will constitute valid and binding obligations of the Issuer entitled to the benefits afforded by the Agreement and this Supplement and enforceable in accordance with their terms.

               (f) The execution and delivery of this Supplement and the consummation of the transactions contemplated by, and the fulfillment of the terms of, this Supplement by the Seller and the Servicer (with or without notice or lapse of time) will not
     (A) conflict with, result in any breach of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Seller or the Servicer, or any term of any indenture, agreement, mortgage, deed of trust or other instrument to which such party is a party or by which it is bound, (B) result in the creation or imposition of any Lien upon any of its properties pursuant to the terms of any such indenture, agreement, mortgage, deed of trust or other instrument, or (C) violate any law, regulation, order, writ, judgment, injunction, decree, determination or award of any Governmental Authority applicable to such party or any of its properties, except any violation or default that would not have a material adverse effect on the condition (financial or otherwise), results of operations, business or prospects of the Seller or the Servicer, respectively.

               (g) No consent, approval, authorization, order, registration, filing, qualification, license or permit of or with any Governmental Authority having jurisdiction over the Seller or the Servicer or any of their respective properties is required to be obtained by or with respect to the Seller or the Servicer in connection with the execution and delivery of into this Supplement, or with respect to the issuance and delivery of the Series 1996-2 Class A Notes, Series 1996-2 Class B Notes, the Series 1996-2 Class C Notes and the fulfillment of or the terms hereof or thereof.

               (h) There are no proceedings or investigations pending or, to the best knowledge of the Seller or the Servicer, threatened against the Seller or the Servicer, before any Governmental Authority (i) asserting the invalidity of this Supplement, the Series 1996-2 Class A Notes, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes, (ii) seeking to prevent the issuance of the Series 1996-2 Class A Notes, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes or the consummation of any of the transactions contemplated by this Supplement, the Series 1996-2 Class A Notes, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes, (iii) seeking any determination or ruling that, in the reasonable judgment of the Seller or the Servicer, could reasonably be expected to be adversely determined, and if adversely determined, would materially and adversely affect the performance by either the Seller or the Servicer of its obligations under this Supplement, the Series 1996-2 Class A Notes, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes or (iv) seeking to impose income taxes on the Issuer.

               (i)  Neither the Issuer nor the Seller is an
     "investment company" or under the "control" of an "investment company" within the meaning thereof as defined in the Investment Company Act of 1940, as amended.

               (j) Any taxes, fees and other governmental charges imposed upon the Seller or the Servicer or on the assets of the Issuer in connection with the execution, delivery and issuance by the Seller or the Servicer of the Series Transaction Agreements and the issuance, delivery and of the Series 1996-2 Notes by the Issuer and which are due at or prior to the Closing Date have been or will have been paid by the Seller at or prior to the Closing Date.

               (k) None of the Contracts in the Contract Pool is or may become subject to a floating interest rate provision.

               (l) The aggregate principal amount of Contracts which are subject to voluntary prepayment by an Obligor does not exceed 30% of the aggregate principal amount of Contracts in the Contract Pool.

               (m) Approximately 9.82% of the ADCB of the Initial Contracts provide for payments by the Obligor thereunder on a basis other than monthly payments.

               (n) The modifications to the Agreement specified in subsection 11.4 hereof are not inconsistent with the other provisions of the Agreement and will not adversely affect in any material respect the interests of any of the Noteholders.

               (o) Each of the PBCC Contracts included in the Contract Pool satisfy the Servicer's policies, practices and guidelines relating to the extension of credit to End-Users and Vendors to set forth in the Credit Guidelines.

               SECTION 9. Reports by the Servicer. (a) The Servicer shall:

               (i) provide to each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder, within fifteen days after the Issuer (or the Seller on behalf of the Issuer) is required to file the same with the Commission, copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the Commission may from time to time by rules and regulations prescribe) which the Issuer (or the Seller or behalf of the Issuer) may be required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act;

              (ii) provide to each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder, such additional information, documents and reports with respect to compliance by the Issuer with the conditions and covenants of this Supplement as may be required from time to time by such rules and regulations; and

             (iii) supply to the holders of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes such summaries of any information, documents and reports required to be filed by the Issuer pursuant to clauses (i) and (ii) of this Section 9 as may be required by rules and regulations prescribed from time to time by the Commission.

               (b) Unless the Seller otherwise determines, the fiscal year of the Issuer shall end on December 31 of such year.

               (c) On each Distribution Date, the Servicer shall provide to each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder a copy of the reports specified in Sections 3.10(a), 3.10(b), 3.11 and 3.12 of the Agreement.

               SECTION 10.  Covenants; Restricting Events

               10.1 Covenants of the Seller. The Seller hereby agrees that:

               (a) it shall observe each and every of its respective covenants (both affirmative and negative) contained in the Agreement (as modified by this Supplement) and this Supplement in all material respects;

               (b) it shall not amend, supplement or otherwise modify or terminate the Agreement or this Supplement, unless in strict compliance with the terms thereof or hereof;

               (c) it shall not change in any material respect its current policies, practices or guidelines relating to the extension of credit to Vendors or End Users or the terms or provisions of the Contracts or Vendor Notes so as to adversely affect the general quality of the Contract Pool without the prior written consent of the Required Holders; and

               (d) to the extent, if any, that the rating provided with respect to the Series 1996-2 Notes by a Rating Agency is conditional upon the furnishing of documents or the taking of any other actions by the Seller, to furnish such documents and take such other actions;

               (e) it shall file or cause to be filed, any documents, including, without limitation, financing statements, (i) within 30 days following the related Closing Date, required to be filed in order to perfect the sale of the Additional Series Contracts and Security by the Financing Originator to the Seller pursuant to the Series 1996-2 Purchase Agreement, (ii) within 10 days following the Closing Date, required to be filed in order to create, in favor of the Issuer Trustee on behalf of the Issuer, a perfected first priority security interest in the Additional Series Contracts and Security under the Agreement with respect to which an interest may be perfected by a filing under the UCC or the Personal Property Security Act (Ontario), and (iii) within 10 days following the Closing Date, required to be filed in order to assign such interest to the Collateral Agent; which financing statements shall, in each case, be properly filed in each office in each jurisdiction listed in the Agreement or the Series 1996-2 Purchase Agreement, as the case may be, and which shall be the only filings required in order to perfect the sale of the Additional Series Contracts and Security to the Seller under the Series 1996-2 Purchase Agreement and the transfer of such assets to the Issuer, under the Agreement or this Supplement, as the case may be, in the jurisdictions listed therein; and

               (f) as soon as reasonably practicable, it shall deliver, or cause to be delivered to the Collateral Agent, evidence reasonably satisfactory to it of each filing referred to in the foregoing clause (e) and satisfactory evidence of the payment of any necessary fee, tax or expense relating thereto.

               10.2 Covenants of the Servicer. The Servicer hereby covenants and agrees that:

               (a) it shall observe each and every of its covenants (both affirmative and negative) contained in the Agreement (as modified by this Supplement) and this Supplement in all material respects;

               (b) it shall not amend, supplement or otherwise modify or terminate the Agreement or this Supplement, unless in strict compliance with the terms thereof or hereof;

               (c) it shall give prior notice to the Collateral Agent of the delegation of any of its servicing, collection, enforcement or administrative duties with respect to the Contracts;

               (d) it shall not change in any material respect its current policies, practices or guidelines relating to the extension of credit to End Users or Vendors or the terms or provisions of the Contracts or Vendor Notes so as to adversely affect the general quality of the Contract Pool without the prior written consent of the Required Holders;

               (e) it shall provide to the Collateral Agent, simultaneously with delivery to the Issuer Trustee and the Indenture Trustee, all reports, certificates, statements and other documents required to be delivered to the Issuer Trustee and the Indenture Trustee pursuant to the Agreement;

               (f) it shall provide at any time and from time to time to the Collateral Agent access to documentation regarding the Contract Pool, including the Contract Files, such access being afforded without charge but only (A) upon reasonable request, (B) during normal business hours, (C) subject to the Servicer's normal security and confidentiality procedures and (D) at offices designated by the Servicer;

               (g) it shall provide notice to the Collateral Agent of the appointment of a Successor Servicer pursuant to Section 10.2 of the Agreement; and

               (h) to the extent, if any, that the rating provided with respect to the Series 1996-2 Notes by a Rating Agency is conditioned upon the furnishing of documents or the taking of actions by the Servicer, to furnish such documents and take any such other actions.

               10.3  Covenants of the Issuer Trustee.  (a)  The
     Issuer Trustee hereby covenants and agrees that it shall provide at any time and from time to time to the Collateral Agent access to documentation, if any, held by it regarding the Contract Pool, such access being afforded without charge but only (i) upon reasonable request, (ii) during normal business hours, (iii) subject to the Servicer's normal security and confidentiality procedures and (iv) at offices designated by the Issuer Trustee.

               (b) The Issuer Trustee hereby covenants and agrees that except as permitted under the Agreement, it will not directly or indirectly create, incur, assume or suffer to exist any Lien attributable to the Issuer Trustee in its individual capacity with respect to any of the properties or assets of the Issuer Assets and it shall, at the Issuer's own cost and expense, promptly take such action as may be necessary to discharge duly any such Lien. The Issuer Trustee will cause restitution to be made to the Trust Assets in the amount of any diminution of the value thereof as the result of any Lien thereon attributable to it in its individual capacity.

               (c) The Issuer Trustee hereby covenants and agrees to perform and comply with each and every covenant and agreement made by the Issuer Trustee in the Agreement as if such covenants and agreements were fully set forth herein.

               10.4 Covenants of the Issuer. The Issuer hereby covenants and agrees to perform and comply with each and every covenant and agreement made by the Issuer in the Agreement as if such covenants and agreements were fully set forth herein.

               10.5  Events of Default and Restricting Events.

               (a) Events of Default. If any one of the following events shall occur:

               (i) failure on the part of the Seller, the Issuer or the Issuer Trustee to observe or perform any other covenants or agreements of such Person set forth in this Supplement, which failure has a material adverse effect on the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders and which continues unremedied for a period of 60 days after written notice; or

              (ii) any representation or warranty made by the Seller, the Servicer, the Collateral Agent or the Issuer Trustee in this Supplement shall prove to have been incorrect in any material respect when made or when delivered, which continues to be incorrect in any material respect for a period of 60 days after written notice and as a result of which the interests of the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders are materially and adversely affected and continue to be materially and adversely affected for such period;

     then, and in any such event, after the applicable grace period set forth in such subparagraphs, the Required Holders, by written notice to the Collateral Agent, may declare that an event of default (a "Note Event of Default") under this Supplement has occurred as of the date of such notice.

               (b) A "Restricting Event" under the Agreement shall constitute a Restricting Event under this Supplement.

               10.6 Notice to Rating Agencies, etc. Promptly following its receipt of written notice of any Event of Default, Note Event of Default or Restricting Event, the Collateral Agent shall send a copy thereof to each Series 1996-2 Class B
     Noteholder, each Series 1996-2 Class C Noteholder and each Rating
     Agency.

               10.7 Remedies. (a) If an Event of Default referred to in subparagraphs (d) or (e) of Section 9.1 of the Agreement shall have occurred, the Holders of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes shall have the rights set forth in
     Section 9.1 of the Agreement.

               (b) If any other Event of Default or Note Event of Default shall have occurred and be continuing, then and in every such case, each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder shall deliver a notice to the Collateral Agent specifying whether such Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder desires to declare an "Event of Default" under the Agreement and specifying the Principal Amount of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes held by such Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder.

               10.8 Remedies Cumulative. Each and every right, power and remedy given to the Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders specifically or otherwise in this Supplement or the Agreement in addition to every other right, power and remedy herein or therein specifically given or now or hereafter existing at law, in equity or by statute, and each and every right, power and remedy whether specifically herein or therein given or otherwise existing may, subject always to the terms and conditions hereof and thereof, be exercised from time to time and as often and in such order as may be deemed expedient by the Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders and the exercise or the beginning of the exercise of any power or remedy shall not be construed to be a waiver of the right to exercise at the same time or thereafter any other right, power or remedy. No delay or omission by the Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders in the exercise of any right, remedy or power or in the pursuit of any remedy shall impair any such right, power or remedy or be construed to be a waiver of any default on the part of the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders or to be an acquiescence therein.

               10.9 Discontinuance of Proceedings. In case the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders shall have instituted any proceeding to enforce any right, power or remedy under this Supplement or the Agreement by foreclosure, entry or otherwise, and such proceedings shall have been discontinued or abandoned for any reason or shall have been determined adversely to the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders, then and in every such case the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders, as applicable, the Issuer Trustee, the Collateral Agent and the Issuer shall, subject to any determination in such proceedings, be restored to their former positions and rights hereunder and thereunder with respect to the Trust Assets, and all rights, remedies and powers of the Series 1996-2 Class B Noteholders or the Series 1996-2 Class C Noteholders, as applicable, shall continue as if no such proceedings had been instituted.

               10.10 Right of Noteholders to Receive Payments not to be Impaired. Anything in this Supplement to the contrary notwithstanding, the right of any Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder to receive distributions of payments required pursuant to Section 4.1 or 4.3 hereof on the applicable Series 1996-2 Class B Notes or Series 1996-2 Class C Notes when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder.

               10.11 Limitation on Suits. (a) No Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder may pursue any remedy with respect to this Supplement, the Agreement or the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes, as applicable, unless: (i) such Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder gives to the Issuer written notice stating than a Restricting Event is continuing; and (ii) a Controlling Party agrees in writing to pursue the remedy.

               (b) A Noteholder may not use this Supplement or the Agreement to prejudice the rights of another Noteholder or to obtain a preference or priority over another Noteholder.

               10.12 Undertaking for Costs. The parties hereto agree that, in any suit for the enforcement of any right or remedy under this Supplement or the Agreement, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. The provisions of this Section 10.12 do not apply to a suit by Series 1996-2 Class B Noteholders holding more than 10% of the aggregate unpaid Outstanding Principal Amount of the Series 1996-2 Class B Notes or Series 1996-2 Class C Noteholders holding more than 10% of the aggregate unpaid Outstanding Principal Amount of the Series 1996-2 Class C Notes.

               10.13 Waiver of Stay or Extension Laws. (a) The Issuer Trustee covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any appraisement, valuation, stay, extension or redemption law wherever enacted, now or at any time hereafter in force, in order to prevent or hinder the enforcement of this Supplement or the Agreement, or the absolute sale of the Trust Assets, or any part thereof, or the possession thereof by any purchaser at any sale under this Section 10.13 or under the Agreement; and the Issuer Trustee for itself and all who may claim under it, so far as it or any of them now or hereafter lawfully may, hereby waives the benefit of all such laws. The Issuer Trustee for itself and all who may claim under it waives, to the extent that it lawfully may, all right to have the property in the Trust Assets marshalled upon any foreclosure thereof, and agrees that any court having jurisdiction to foreclose the Agreement may order the sale of the Trust Assets as an entirety.

               (b) If any law referred to in this Section 10.13 and now in force, of which the Issuer Trustee or its successors might take advantage despite this Section 10.13, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to constitute any part of the contract herein contained or to preclude the application of this Section 10.13.

               SECTION 11.  Pooling Agreement.

               11.1 Pooling Agreement. (a) In order to secure the due and punctual payment of the obligations of the Issuer, the Issuer Trustee, among others, has entered into the Agreement to create the Liens created therein and for related matters. Each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder hereby appoints the Collateral Agent as its agent and the Collateral Agent hereby accepts such appointment. The Issuer Trustee, the Issuer and the Collateral Agent hereby agree that the Collateral Agent holds a security interest in the Trust Assets for the benefit of the Series 1996-2 Class B Noteholders, the Series 1996-2 Class C Noteholders and the other Secured Parties pursuant to the terms of the Agreement.

               (b) Each Series 1996-2 Class B Noteholder and Series 1996-2 Class C Noteholder, by accepting a Series 1996-2 Class B Note or Series 1996-2 Class C Note, agrees to all of the terms and provisions of the Agreement as the same may be amended from time to time pursuant to the provisions thereof.

               (c) As more fully set forth in the Agreement, the Series 1996-2 Class B Noteholders have rights in and to the Trust Assets which are as provided therein senior to the rights of the holders of the Series 1996-2 Class C Notes, but junior to the rights of the holders of the Series 1996-2 Class A Notes.

               (d) As amongst the Class B Noteholders of all Series, the Trust Assets as now or hereafter constituted shall be held for the equal and ratable benefit of such Class B Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Class B Notes.

               (e) As amongst the Class C Noteholders of all Series, the Trust Assets as now or hereafter constituted shall be held for the equal and ratable benefit of such Class C Noteholders without preference, priority or distinction of any thereof over any other by reason of difference in time of issuance, sale or otherwise, as security for the Class C Notes.

               11.2 Release Upon Termination of the Issuer Trustee's Obligations. (a) In the event that this Supplement shall be satisfied and discharged in accordance with Article XIII of the Agreement, the Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders shall deliver to the Collateral Agent a notice stating that each of the Series 1996-2 Class B Noteholders and Series 1996-2 Class C Noteholders, respectively, disclaims and gives up any and all rights it has in or to the Trust Assets and any rights it has under the Agreement and, upon and after the receipt by the Collateral Agent of such notice, the Collateral Agent shall not be deemed to hold its security interest in the Trust Assets on behalf of the Series 1996-2 Class B Noteholders or Series 1996-2 Class C Noteholders, as applicable.

               (b) Any release of the Trust Assets made strictly in compliance with the provisions of this Section 11.2 shall not be deemed to impair the Liens securing the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes.

               11.3 Collateral Agent's Duties. The Collateral Agent, acting in its capacity as such, shall have only such duties with respect to the Trust Assets as are set forth in the Agreement and this Supplement.

               11.4 Modification to Article III. (a) On the Closing Date, the Servicer shall cause the LOC Bank to issue the Letter of Credit to the Collateral Agent. On the Closing Date, the Servicer shall determine the amount of Collections received by PBCC during the period from and including the Cutoff Date to but excluding the Closing Date, and shall direct the Collateral Agent in writing to make a drawing in the amount of such Collections on the Closing Date. The Collateral Agent shall, upon receipt of such direction, make a drawing under the Letter of Credit in the amount of such Collections and deposit such amount in the Collection Account upon receipt thereof from the Letter of Credit Bank.

               (b) On the Closing Date, the Seller shall apply proceeds from the sale of the Series 1996-2 Notes to reimburse the Letter of Credit Bank the full amount of the Initial Letter of Credit Draw and any drawing fees in respect of such drawing and any other fees then payable in connection with the Letter of Credit whether in respect of the Initial Letter of Credit Draw or otherwise.

               (c) Thereafter, until the end of the Interim Period, the Servicer shall, on the second Business Day prior to each Determination Date, determine the amount of Collections received by PBCC during the prior month. Not later than the Business Day prior to each Determination Date during the Interim Period, the Servicer shall, by written direction, direct the Collateral Agent to make a drawing under the Letter of Credit in the amount of such Collections. The Collateral Agent shall, not later than one Business Day following its receipt of such written direction, make a drawing under the Letter of Credit for the amount stated therein and shall deposit such amount in the Collection Account upon receipt thereof from the Letter of Credit Bank. During the Interim Period, the Servicer shall apply all Collections received by it from PBCC to reimburse the Letter of Credit Bank.

               (d) Following the end of the Interim Period, the Servicer shall deposit into the Collection Account any Collections received from PBCC within two Business Days of receipt, as provided in Article III of the Pooling Agreement.

               SECTION 12.  Amendment and Waiver.

               12.1 Requirements. (a) No amendment or waiver of any of the provisions of Section 7 and 8 hereof, or any defined term (as it is used therein), will be effective as to any Series 1996-2 Class B Noteholder or Series 1996-2 Class C Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Series 1996-2 Class B Note or Series 1996-2 Class C Note at the time outstanding affected thereby, (i) subject to the provisions of Section 10 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, (ii) change the percentage of the principal amount of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12. Notwithstanding anything in this Section 12 to the contrary, no amendment may be made to this Supplement without satisfaction of the Rating Agency Condition.

               12.2  Solicitation of Holders of Notes.  (a)
     Solicitation. The Servicer will provide each Holder of the Series 1996-2 Class B Notes and Series 1996-2 Class C Notes (irrespective of the amount of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such Holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, as applicable. The Servicer will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 12 to each Holder of outstanding Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, as applicable, promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite Holders of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes.

               (b) Payment. The Issuer Trustee will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any Holder of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes as consideration for or as an inducement to the entering into by any Holder of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes or any waiver or amendment of any of the terms and provisions hereof or of the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each Holder of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes then outstanding whether or not such Holder consented to such waiver or amendment.

               12.3 Binding Effect. Any amendment or waiver consented to as provided in this Section 12 applies equally to all Holders of Series 1996-2 Class B Notes and Series 1996-2 Class C Notes and is binding upon them and upon each future Holder of any Series 1996-2 Class B Note or Series 1996-2 Class C Note and upon the Issuer Trustee without regard to whether such Series 1996-2 Class B Note or Series 1996-2 Class C Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Note Event of Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Issuer Trustee and the Holder of any Series 1996-2 Class B Note or Series 1996-2 Class C Note nor any delay in exercising any rights hereunder or under any Series 1996-2 Class B Note or Series 1996-2 Class C Note shall operate as a waiver of any rights of any Holder of such Series 1996-2 Class B Note or Series 1996-2 Class C Note.

               12.4 Notes Held by Issuer Trustee, etc. Solely for the purpose of determining whether the Holders of the requisite percentage of the aggregate principal amount of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Supplement or the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes, or have directed the taking of any action provided herein or in the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes to be taken upon the direction of the Holders of a specified percentage of the aggregate principal amount of Series 1996-2 Class B Notes or Series 1996-2 Class C Notes then outstanding, the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes directly or indirectly owned by the Issuer Trustee, the Servicer or any of its Affiliates shall be deemed not to be outstanding; provided that, for the proposes of this
     Section 12.4, the Issuer Trustee, acting in its individual capacity, shall not be deemed an Affiliate of the Seller.

               SECTION 13.  Miscellaneous

               13.1 Obligations Unaffected. The obligations of the Seller and the Servicer to the Collateral Agent, the Issuer Trustee and the Purchasers under this Supplement shall not be affected by reason of any invalidity, illegality or irregularity of any of the Contracts, Vendor Notes or the related Equipment or Applicable Security or any sale of any of the foregoing.

               13.2 Successors and Assigns. (a) This Supplement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that the Seller may not assign or transfer any of its rights under this Supplement without the prior written consent of the Initial Purchasers.

               (b) Notwithstanding anything contained in this Supplement to the contrary, unless an Opinion of Counsel is delivered that the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes will be treated as debt for federal income tax purposes, the Series 1996-2 Class B Notes and the Series 1996-2 Class C Notes may only be held by U.S. Persons.

               13.3 Obligation to Make Payments in Dollars. All payments made by or on behalf of the Issuer under this Supplement, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes shall be in Dollars and the obligations of the Issuer to make payments in Dollars of any of its obligations under this Supplement, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes shall not be discharged or satisfied by any tender, or any recovery pursuant to any judgment, which is expressed in or converted into any currency other than Dollars, except to the extent such tender or recovery shall result in the actual receipt by the Holder of any Series 1996-2 Class B Note or Series 1996-2 Class C Note of the full amount of Dollars expressed to be payable in respect of any such obligations. The obligation of the Issuer to make payments in Dollars as aforesaid shall be enforceable as an alternative or additional cause of action for the purpose of recovery in Dollars of the amount, if any, by which such actual receipt shall fall short of the full amount of Dollars expressed to be payable in respect of any such obligations, and shall not be affected by judgment being obtained for any other sums due under this Supplement, the Series 1996-2 Class B Notes or Series 1996-2 Class C Notes.

               13.4 Repurchase by Seller. Upon any repurchase of the Series 1996-2 Notes by the Seller pursuant to the Agreement, the Seller shall pay, in addition to the amounts set forth in the Agreement, any accrued and unpaid costs hereunder.

               13.5 Final Distribution. Written notice of any termination, specifying the Distribution Date upon which the Series 1996-2 Noteholders may surrender their Series 1996-2 Notes for payment of the final distribution and cancellation shall be given by the Collateral Agent to the Issuer Trustee, the Indenture Trustee and the Series 1996-2 Noteholders, at the written request of the Servicer, not later than the 60th day immediately preceding the Distribution Date on which final payment of the Series 1996-2 Notes shall be made.

               13.6 Ratification of Agreement. As supplemented by this Supplement, the Agreement is in all respects ratified and confirmed and the Agreement as so supplemented by this Supplement shall be read, taken and construed as one and the same instrument.

               13.7 No Representations or Warranties as to Documents. None of the Issuer Trustee, the Collateral Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made representations or warranties hereunder, including any representation or warranty as to the validity, legality or enforceability of this Supplement, the Agreement, the Series 1996-2 Class B Notes or the Series 1996-2 Class C Notes or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Series 1996-2 Class B Noteholders and the Series 1996-2 Class C Noteholders make no representation or warranty hereunder whatsoever.

               13.8 Counterparts. This Supplement may be executed in any number of counterparts, each of which so executed shall be deemed to be an original, but all of such counterparts shall together constitute but one and the same instrument.

               13.9 GOVERNING LAW. THIS SUPPLEMENT SHALL IN ALL RESPECTS BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PROVISIONS THEREOF GOVERNING CONFLICTS OF LAW, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

               13.10 The Trustee. The Issuer Trustee not shall be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplement or for or in respect of the recitals contained herein, all of which recitals are made solely by the Seller.

               13.11 Instructions in Writing. All instructions given by the Servicer to the Indenture Trustee or Issuer Trustee pursuant to this Supplement shall be in writing, and may be included in a certificate delivered pursuant to Section 3.4(b) of the Agreement.


               IN WITNESS WHEREOF, the parties have caused this Series 1996-2 Supplement to be duly executed by their respective officers as of the day and year first above written.

                                   NEWCOURT RECEIVABLES
                                     CORPORATION, as Seller

                                   By: /s/ Daniel A. Jauernig
                                      ___________________________
                                   Title:________________________

                                   By: /s/ K. Nicholas Martitsch
                                      ___________________________
                                   Title:_________________________

                                   NEWCOURT CREDIT GROUP INC.,
                                     as Servicer

                                   By: /s/ Daniel A. Jauernig
                                      ___________________________
                                   Title:_________________________

                                   By: /s/ Geoffrey Ichii
                                       ___________________________
                                   Title:_________________________

                                   CHASE MANHATTAN BANK DELAWARE,
                                     as Issuer Trustee

                                   By: /s/ John J. Cashin
                                       ___________________________
                                   Title:_________________________

                                   FLEET NATIONAL BANK,
                                     as Collateral Agent

                                   By: /s/ Susan Keller
                                       ___________________________
                                   Title:_________________________



                                 SCHEDULE 1
                                     to
                          SERIES 1996-2 SUPPLEMENT

                      INITIAL PURCHASERS' COMMITMENTS

            Initial        Series 1996-  Series 1996-       Total
           Purchaser         2 Class B     2 Class C     Commitment
                            Commitment    Commitment

      First Union Capital    $7,309,250     $4,922,054    $12,231,304
        Markets Corp.

      Newcourt Receivables      $73,831     $2,461,027     $2,534,858
        Corporation



                                 SCHEDULE 2
                                     to
                          SERIES 1996-2 SUPPLEMENT

                    LIST OF ADDITIONAL SERIES CONTRACTS



                                 SCHEDULE 3
                                     to
                          SERIES 1996-2 SUPPLEMENT

                            LIST OF INSTRUMENTS



                                 SCHEDULE 4
                                     to
                          SERIES 1996-2 SUPPLEMENT

                           LIST OF PBCC CONTRACTS



                                 EXHIBIT A
                                     to
                          SERIES 1996-2 SUPPLEMENT

                     FORM OF SERIES 1996-2 CLASS B NOTE

     REGISTERED                                            $__________

     No. ____

                    SEE REVERSE FOR CERTAIN DEFINITIONS

                                                CUSIP NO. ____________

          THIS SERIES 1996-2 CLASS B NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES 1996-2 CLASS B NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SERIES 1996-2 CLASS B NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES 1996-2 CLASS B NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NEWCOURT RECEIVABLES CORPORATION (THE "SELLER") OR ANY AFFILIATE OF THE SELLER WAS THE OWNER OF THIS SERIES 1996-2 CLASS B NOTE (OR ANY PREDECESSOR OF SUCH SERIES 1996-2 CLASS B NOTE), ONLY (A) TO THE SELLER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SERIES 1996-2 CLASS B NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THIS SERIES 1996-2 CLASS B NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SERIES 1996-2 CLASS B NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SELLER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SELLER, AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SERIES 1996-2 CLASS B NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SELLER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER OF THIS SERIES 1996-2 CLASS B NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRADE, ASSIGN OR OTHERWISE DISPOSE OF THIS SERIES 1996-2 CLASS B NOTE (OR ANY INTEREST HEREIN) OR CAUSE THIS SERIES 1996-2 CLASS B NOTE (OR ANY INTEREST HEREIN) TO BE MARKETED ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS.

          EACH PURCHASER FURTHER REPRESENTS AND WARRANTS THAT SUCH PURCHASER IS NOT AND WILL NOT BECOME A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES OR, IF IT IS OR BECOMES SUCH AN ENTITY, LESS THAN 50 PERCENT OF THE AGGREGATE VALUE OF THE ASSETS OF SUCH ENTITY ARE ATTRIBUTABLE TO INTERESTS IN THE TRUST.

          THIS SERIES 1996-2 CLASS B MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED BY A PERSON WHO IS NOT EITHER (A)(I) A CITIZEN OR RESIDENT OF THE UNITED STATES, (II) A CORPORATION, PARTNERSHIP OR OTHER ENTITY ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR (III) A PERSON NOT DESCRIBED IN (I) OR (II) WHOSE OWNERSHIP OF THE SERIES 1996-2 CLASS B NOTES IS EFFECTIVELY CONNECTED WITH SUCH PERSON'S CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF THE CODE) AND ITS OWNERSHIP OF ANY INTEREST IN A SERIES 1996-2 CLASS B NOTE WILL NOT RESULT IN ANY WITHHOLDING OBLIGATION WITH RESPECT TO ANY PAYMENTS WITH RESPECT TO THE SERIES 1996-2 CLASS B NOTES BY ANY PERSON (OTHER THAN WITHHOLDING, IF ANY, UNDER SECTION 1446 OF THE CODE) OR (B) AN ESTATE OR TRUST THE INCOME OF WHICH IS INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

          THIS SERIES 1996-2 CLASS B NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE ISSUER TRUSTEE AND SUCH OTHER APPROPRIATE PARTY THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES 1996-2 CLASS B NOTE MEMORANDUM, NOTE PURCHASE AGREEMENT AND OTHER RELATED DOCUMENTS HAVE BEEN COMPLIED WITH. THIS SERIES 1996-2 CLASS B NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE SELLER AND THE SERVICER AND UNLESS AND UNTIL THE ISSUER TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED.

                      NEWCOURT RECEIVABLES ASSET TRUST

               SERIES 1996-2 CLASS B 7.54% ASSET BACKED NOTE

               Newcourt Receivables Asset Trust, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of $__________, payable on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement; provided, however, that the entire unpaid principal amount of this Series 1996-2 Class B Note shall be due and payable on the earlier of the Maturity Date of June 20, 2004 and the date fixed for redemption, if any, pursuant to
     Section 13.2 of the Pooling Agreement or Section 4.2(a) of the Supplement. The Issuer will pay interest on this Series 1996-2 Class B Note on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement.
     The Issuer will pay interest on overdue principal at the rate of 8.54% per annum; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 8.54% per annum to the extent lawful. "Distribution Date" means the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day, commencing September 20, 1996.

               The principal of and interest on this Series 1996-2 Class B Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Trust with respect to this Series 1996-2 Class B Note shall be applied first to interest due and payable on this Series 1996-2 Class B Note as provided above and then to the unpaid principal of this Series 1996-2 Class B Note.

               Reference is made to the further provisions of this Series 1996-2 Class B Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1996-2 Class B Note.

               Unless the certificate of authentication hereon has been executed by the Issuer whose name appears below by manual signature, this Series 1996-2 Class B Note shall not be entitled to any benefit under the Pooling Agreement or the Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.


               IN WITNESS WHEREOF, the Issuer Trustee, acting on the Issuer's behalf, has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

     Dated:  _______ __, ____      NEWCOURT RECEIVABLES ASSET TRUST

                                By:  Chase Manhattan Bank Delaware, not in its
                                       individual capacity but solely as
                                       Issuer Trustee

                                     By:  ________________________
                                          Name:
                                          Title:

                   ISSUER'S CERTIFICATE OF AUTHENTICATION

               This is one of the Series 1996-2 Class B Notes designated above and referred to in the within-mentioned
     Supplement.

     CHASE MANHATTAN BANK DELAWARE,     CHASE MANHATTAN BANK
       as Issuer Trustee                  DELAWARE, as Issuer Trustee

                                        By: The Chase Manhattan Bank,
                              OR        as Authenticating Agent

     By: _________________________      By: __________________________
          Authorized Signatory                Authorized Signatory



                              REVERSE OF NOTE

               This Series 1996-2 Class B Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 1996-2 Class B 7.54% Asset Backed Notes (the "Series 1996-2 Class B Notes"), issued under the Series 1996-2 Supplement dated as of September 17, 1996 to the Pooling Agreement (as hereinafter defined) (such supplement, as supplemented or amended, the "Supplement"), among Newcourt Receivables Corporation, as Seller (the "Seller"), Newcourt Credit Group Inc., as Servicer (the "Servicer"), Fleet National Bank of Connecticut, as Collateral Agent (the "Collateral Agent"), Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as Issuer Trustee (the "Issuer Trustee") and Fleet National Bank of Connecticut, as Indenture Trustee (the "Indenture Trustee"), to which all supplements thereto and the Pooling Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Issuer Trustee, the Seller, the Collateral Agent, the Servicer, the Indenture Trustee and the Holders of the Series 1996-2 Class B Notes. The Series 1996-2 Class B Notes are governed by and subject to all terms of the Pooling Agreement and the Supplement (which respective terms are incorporated herein and made a part hereof). All terms used in this Series 1996-2 Class B Note and not otherwise defined herein shall have the meanings assigned to them in or pursuant to the Pooling Agreement or the Supplement, as the case may be, as so supplemented or amended.

               Two additional Classes of Notes of the Issuer, the Series 1996-2 Class A 6.87% Asset Backed Notes (the "Series 1996-2 Class A Notes") and the Series 1996-2 Class C 9.22% Asset Backed Notes (the "Series 1996-2 Class C Notes" and together with the Series 1996-2 Class A Notes and the Series 1996-2 Class B Notes, the "Series 1996-2 Notes") are issued, in the case of the Series 1996-2 Class A Notes, pursuant to the Series 1996-2 Class A Trust Indenture dated as of September 17, 1996, between the Issuer, the Seller, the Collateral Agent and the Indenture Trustee, and, in the case of the Series 1996-2 Class C Notes, pursuant to the Supplement. The Series 1996-2 Class B Notes shall be (i) subordinated and rank junior in right of payment to the Class A Notes of all Series (including the Series 1996-2 Class A Notes) and (ii) senior in right of payment to the Class C Notes of all Series (including the Series 1996-2 Class C Notes) and all other subordinated indebtedness of the Issuer which is subordinated to the Series 1996-2 Class B Notes.

               The Series 1996-2 Class B Notes are and will be equally and ratably secured by the Trust Assets pledged as security therefor as provided in the Pooling, Collateral Agency and Servicing Agreement, dated as of April 15, 1996, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (as supplemented or amended, the "Pooling Agreement").

               Notwithstanding anything contrary herein, the entire unpaid principal amount of this Series 1996-2 Class B Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and, if required by the Pooling Agreement or the Supplement, the Collateral Agent or the Required Percentage of Holders of the Series 1996-2 Class B Notes shall have declared the Series 1996-2 Class B Notes to be immediately due and payable in the manner provided in Section 9.1 of the Pooling Agreement and Section 10.7 of the Supplement. All principal payments on the Series 1996-2 Class B Notes shall be made pro rata to the Series 1996-2 Class B Noteholders entitled thereto.

               Payments of interest on this Series 1996-2 Class B Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Series 1996-2 Class B Note, shall be made in accordance with
     Section 5.11 of the Supplement to the Series 1996-2 Class B Noteholder. Any reduction in the principal amount of this Series 1996-2 Class B Note effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Series 1996-2 Class B Note and of any Series 1996-2 Class B
     Note issued upon the registration of the transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Supplement, for payment in full of the then remaining unpaid principal amount of this Series 1996-2 Class B Note on a Distribution Date, then the Collateral Agent will notify the Series 1996-2 Class B Noteholder by notice mailed not later than the fifth day of the month (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) of such final distribution and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1996-2 Class B Note at the office or offices designated in such notice.

               The Holder of this Series 1996-2 Class B Note, by its acceptance of this Series 1996-2 Class B Note, agrees that it will look solely to the income and proceeds from the Trust Assets and, in the case of payments of interest on this Series 1996-2 Class B Note, to amounts on deposit in the Reserve Account (excluding Investment Earnings) to the extent available for distribution to it as provided in the Pooling Agreement and the Supplement and that the Issuer Trustee is not or shall not be personally liable to it for any amounts payable or any liability under the Supplement or this Series 1996-2 Class B Note, except as expressly provided in the Supplement and in the Pooling Agreement.

               The Holder of this Series 1996-2 Class B Note, by acceptance of this Series 1996-2 Class B Note, covenants and agrees that it will not, until one year and one day after the final payment on all Notes, institute against, or join any other Person in instituting against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Prior to the due presentment for registration of transfer of this Series 1996-2 Class B Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name this Series 1996-2 Class B Note is registered as the absolute owner thereof for the purposes of receiving payment of all amounts payable with respect to this Series 1996-2 Class B Note and for all other purposes, whether or not this Series 1996-2 Class B Note be overdue, and none of the Issuer, the Issuer Trustee, the Collateral Agent or the Indenture Trustee shall be affected by notice to the contrary.

               The Supplement and the Series 1996-2 Class B Notes may be amended, and the observance of any term of the Supplement or of the Series 1996-2 Class B Notes may be waived (either retroactively or prospectively) with (and only with) the written consent of the Holders of Series 1996-2 Class A Notes, the Rating Agency and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 7 and 8 of the Supplement, or any defined term (as it is used therein), will be effective as to any Series 1996-2 Class B Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Series 1996-2 Class B Note at the time outstanding affected thereby, (i) subject to the provisions of the Supplement relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Series 1996-2 Class B Notes, (ii) change the percentage of the principal amount of the Series 1996-2 Class B Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12 of the Supplement. Notwithstanding anything therein to the contrary, no amendment may be made to the Supplement without satisfaction of the Rating Agency Condition.

               The Pooling Agreement may be amended from time to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Series 1996-2 Class B Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to correct or supplement any provisions therein or thereon or (ii) to add any other provisions with respect to matters or questions raised under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.

               The term "Issuer Trustee" as used in this Series 1996-2 Class B Note includes any successor to the Issuer Trustee under the Pooling Agreement.

               The Series 1996-2 Class B Notes are issuable only in registered form without coupons in denominations as provided in the Supplement, subject to certain limitations therein set forth.

               No reference herein to the Pooling Agreement or the Supplement and no provision of this Series 1996-2 Class B Note or of the Pooling Agreement or the Supplement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1996-2 Class B Note at the time, place and rate, and in the coin or currency herein prescribed.

               None of the Issuer Trustee, the Collateral Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of the Pooling Agreement, the Supplement or the Series 1996-2 Class B Notes or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Series 1996-2 Class B Noteholders and the Seller make no representation or warranty hereunder whatsoever.

               This Series 1996-2 Class B Note shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The Pooling Agreement and the Supplement shall be governed by the internal laws of the State of Delaware, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.



                                 ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee

     ____________________________________

               FOR VALUE RECEIVED, the undersigned hereby sells,
     assigns and transfers unto
     __________________________________________________________
     __________________________________________________________

                       (name and address of assignee)

     the within Series 1996-2 Class B Note and all rights thereunder, and hereby irrevocably constitutes and appoints _________ attorney, to transfer said Series 1996-2 Class B Note on the books kept for registration thereof, with full power of constitution in the premises.

     Dated:  ___________________   ___________________________________
                                   NOTE:  The signature to this
                                   assignment must correspond with the
                                   name of the registered owner as it
                                   appears on the face of the within
                                   Series 1996-2 Class B Note in every
                                   particular, without alteration,
                                   enlargement or any change
                                   whatsoever.



                                 EXHIBIT B
                                     to
                          SERIES 1996-2 SUPPLEMENT

                     FORM OF SERIES 1996-2 CLASS C NOTE

     REGISTERED                                            $__________

     No. ____

                    SEE REVERSE FOR CERTAIN DEFINITIONS

                                                 CUSIP NO. ___________

          THIS SERIES 1996-2 CLASS C NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES LAWS. NEITHER THIS SERIES 1996-2 CLASS C NOTE NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM OR NOT SUBJECT TO, REGISTRATION.

          THE HOLDER OF THIS SERIES 1996-2 CLASS C NOTE BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER SUCH SERIES 1996-2 CLASS C NOTE, PRIOR TO THE DATE (THE "RESALE RESTRICTION TERMINATION DATE") WHICH IS THREE YEARS AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH NEWCOURT RECEIVABLES CORPORATION (THE "SELLER") OR ANY AFFILIATE OF THE SELLER WAS THE OWNER OF THIS SERIES 1996-2 CLASS C NOTE (OR ANY PREDECESSOR OF SUCH SERIES 1996-2 CLASS C NOTE), ONLY (A) TO THE SELLER, (B) PURSUANT TO A REGISTRATION STATEMENT THAT HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THE SERIES 1996-2 CLASS C NOTES ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN ACCREDITED INVESTOR WITHIN THE MEANING OF RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT THAT IS AN INSTITUTIONAL INVESTOR ACQUIRING THIS SERIES 1996-2 CLASS C NOTE FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL ACCREDITED INVESTOR, IN EACH CASE IN A MINIMUM PRINCIPAL AMOUNT OF THE SERIES 1996-2 CLASS C NOTES OF $500,000, FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO OR FOR OFFER OR SALE IN CONNECTION WITH ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT, OR (E) PURSUANT TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE SELLER'S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSES (D) AND (E) TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATION AND/OR OTHER INFORMATION SATISFACTORY TO THE SELLER, AND IN THE CASE OF THE FOREGOING CLAUSE (D), A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THE OTHER SIDE OF THIS SERIES 1996-2 CLASS C NOTE IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE SELLER. THIS LEGEND WILL BE REMOVED UPON THE REQUEST OF THE HOLDER AFTER THE RESALE RESTRICTION TERMINATION DATE.

          THE HOLDER OF THIS SERIES 1996-2 CLASS C NOTE BY ITS ACCEPTANCE HEREOF AGREES THAT IT WILL NOT SELL, TRADE, ASSIGN OR OTHERWISE DISPOSE OF THIS SERIES 1996-2 CLASS C NOTE (OR ANY INTEREST HEREIN) OR CAUSE THIS SERIES 1996-2 CLASS C NOTE (OR ANY INTEREST HEREIN) TO BE MARKETED ON OR THROUGH AN "ESTABLISHED SECURITIES MARKET" WITHIN THE MEANING OF SECTION 7704(B)(1) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), INCLUDING, WITHOUT LIMITATION, AN OVER-THE-COUNTER MARKET OR AN INTERDEALER QUOTATION SYSTEM THAT REGULARLY DISSEMINATES FIRM BUY OR SELL QUOTATIONS.

          EACH PURCHASER FURTHER REPRESENTS AND WARRANTS THAT SUCH PURCHASER IS NOT AND WILL NOT BECOME A PARTNERSHIP, SUBCHAPTER S CORPORATION OR GRANTOR TRUST FOR UNITED STATES FEDERAL INCOME TAX PURPOSES OR, IF IT IS OR BECOMES SUCH AN ENTITY, LESS THAN 50 PERCENT OF THE AGGREGATE VALUE OF THE ASSETS OF SUCH ENTITY ARE ATTRIBUTABLE TO INTERESTS IN THE TRUST.

          THIS SERIES 1996-2 CLASS C MAY NOT BE ACQUIRED, SOLD, TRADED OR TRANSFERRED BY A PERSON WHO IS NOT EITHER (A)(I) A CITIZEN OR RESIDENT OF THE UNITED STATES, (II) A CORPORATION, PARTNERSHIP OR OTHER ENTITY ORGANIZED IN OR UNDER THE LAWS OF THE UNITED STATES OR ANY POLITICAL SUBDIVISION THEREOF OR (III) A PERSON NOT DESCRIBED IN (I) OR (II) WHOSE OWNERSHIP OF THE SERIES 1996-2 CLASS C NOTES IS EFFECTIVELY CONNECTED WITH SUCH PERSON'S CONDUCT OF A TRADE OR BUSINESS WITHIN THE UNITED STATES (WITHIN THE MEANING OF THE CODE) AND ITS OWNERSHIP OF ANY INTEREST IN A SERIES 1996-2 CLASS C NOTE WILL NOT RESULT IN ANY WITHHOLDING OBLIGATION WITH RESPECT TO ANY PAYMENTS WITH RESPECT TO THE SERIES 1996-2 CLASS C NOTES BY ANY PERSON (OTHER THAN WITHHOLDING, IF ANY, UNDER SECTION 1446 OF THE CODE) OR (B) AN ESTATE OR TRUST THE INCOME OF WHICH IS INCLUDIBLE IN GROSS INCOME FOR UNITED STATES FEDERAL INCOME TAX PURPOSES.

          THIS SERIES 1996-2 CLASS C NOTE WILL NOT BE ACCEPTED FOR REGISTRATION OF TRANSFER EXCEPT UPON PRESENTATION OF EVIDENCE SATISFACTORY TO THE ISSUER TRUSTEE AND SUCH OTHER APPROPRIATE PARTY THAT THE RESTRICTIONS ON TRANSFER SET FORTH IN THE SERIES 1996-2 CLASS C NOTE MEMORANDUM, NOTE PURCHASE AGREEMENT AND OTHER RELATED DOCUMENTS HAVE BEEN COMPLIED WITH. THIS SERIES 1996-2 CLASS C NOTE MAY NOT BE REOFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHOUT THE PRIOR WRITTEN CONSENT OF EACH OF THE SELLER AND THE SERVICER AND UNLESS AND UNTIL THE ISSUER TRUSTEE SHALL HAVE RECEIVED THE CERTIFICATIONS REQUIRED.

                      NEWCOURT RECEIVABLES ASSET TRUST

               SERIES 1996-2 CLASS C 9.22% ASSET BACKED NOTE

               Newcourt Receivables Asset Trust, a business trust organized and existing under the laws of the State of Delaware (herein referred to as the "Issuer"), for value received, hereby promises to pay to _______________, or registered assigns, the principal sum of $__________, payable on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement; provided, however, that the entire unpaid principal amount of this Series 1996-2 Class C Note shall be due and payable on the earlier of the Maturity Date of June 20, 2004 and the date fixed for redemption, if any, pursuant to
     Section 13.2 of the Pooling Agreement or Section 4.2(a) of the Supplement. The Issuer will pay interest on this Series 1996-2 Class C Note on each Distribution Date in the amounts and to the extent described in the Pooling Agreement and the Supplement.
     The Issuer will pay interest on overdue principal at the rate of 10.22% per annum; it will pay interest on overdue installments of interest (without regard to any applicable grace periods) at the rate of 10.22% per annum to the extent lawful. "Distribution Date" means the twentieth day of each calendar month or, if such twentieth day is not a Business Day, the next succeeding Business Day, commencing September 20, 1996.

               The principal of and interest on this Series 1996-2 Class C Note are payable in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts. All payments made by the Issuer with respect to this Series 1996-2 Class C Note shall be applied first to accrued interest on this Series 1996-2 Class C Note as provided above and then to the unpaid principal of this Series 1996-2 Class C Note.

               Reference is made to the further provisions of this Series 1996-2 Class C Note set forth on the reverse hereof, which shall have the same effect as though fully set forth on the face of this Series 1996-2 Class C Note.

               Unless the certificate of authentication hereon has been executed by the Issuer whose name appears below by manual signature, this Series 1996-2 Class C Note shall not be entitled to any benefit under the Pooling Agreement or the Supplement referred to on the reverse hereof, or be valid or obligatory for any purpose.


               IN WITNESS WHEREOF, the Issuer Trustee, acting on the Issuer's behalf, has caused this instrument to be signed, manually or in facsimile, by its Responsible Officer.

     Dated:                   NEWCOURT RECEIVABLES ASSET TRUST

                              By: Chase Manhattan Bank Delaware, not in its individual capacity but solely as
                                   Issuer Trustee

                                   By:  ________________________
                                        Name:
                                        Title:

                   ISSUER'S CERTIFICATE OF AUTHENTICATION

               This is one of the Series 1996-2 Class C Notes designated above and referred to in the within-mentioned
     Supplement.

     CHASE MANHATTAN BANK DELAWARE,     CHASE MANHATTAN BANK
       as Issuer Trustee                  DELAWARE, as Issuer Trustee

                                        By: The Chase Manhattan Bank,
                              OR        as Authenticating Agent

     By: _________________________      By: __________________________
          Authorized Signatory                Authorized Signatory



                              REVERSE OF NOTE

               This Series 1996-2 Class C Note is one of a duly authorized issue of Notes of the Issuer, designated as its Series 1996-2 Class C 9.22% Asset Backed Notes (the "Series 1996-2 Class C Notes"), issued under the Series 1996-2 Supplement dated as of September 17, 1996 to the Pooling Agreement (as hereinafter defined) (such supplement, as supplemented or amended, the "Supplement"), among Newcourt Receivables Corporation, as Seller (the "Seller"), Newcourt Credit Group Inc., as Servicer (the "Servicer"), Fleet National Bank, as Collateral Agent (the "Collateral Agent"), Chase Manhattan Bank Delaware (formerly known as Chemical Bank Delaware), as Issuer Trustee (the "Issuer Trustee") and Fleet National Bank, as Indenture Trustee (the "Indenture Trustee"), to which all supplements thereto and the Pooling Agreement reference is hereby made for a statement of the respective rights and obligations thereunder of the Issuer, the Issuer Trustee, the Seller, the Collateral Agent, the Servicer, the Indenture Trustee and the Holders of the Series 1996-2 Class C Notes. The Series 1996-2 Class C Notes are governed by and subject to all terms of the Pooling Agreement and the Supplement (which respective terms are incorporated herein and made a part hereof). All terms used in this Series 1996-2 Class C Note and not otherwise defined herein shall have the meanings assigned to them in or pursuant to the Pooling Agreement or the Supplement, as the case may be, as so supplemented or amended.

               Two additional Classes of Notes of the Issuer, the Series 1996-2 Class A 6.87% Asset Backed Notes (the "Series 1996-2 Class A Notes") and the Series 1996-2 Class B 7.54% Asset Backed Notes (the "Series 1996-2 Class B Notes" and together with the Series 1996-2 Class A Notes and the Series 1996-2 Class C Notes, the "Series 1996-2 Notes") are issued, in the case of the Series 1996-2 Class A Notes, pursuant to the Series 1996-2 Class A Trust Indenture dated as of September 17, 1996, between the Issuer, the Seller, the Collateral Agent and the Indenture Trustee, and, in the case of the Series 1996-2 Class B Notes, pursuant to the Supplement. The Series 1996-1 Series 1996-2 Class C Notes shall be subordinated and rank junior in right of payment to the Class A Notes of all Series (including the Series 1996-2 Class A Notes) and Class B Notes of all Series (including the Series 1996-2 Class B Notes).

               The Series 1996-2 Class C Notes are and will be equally and ratably secured by the Trust Assets pledged as security therefor as provided in the Pooling, Collateral Agency and Servicing Agreement, dated as of April 15, 1996, among the Seller, the Servicer, the Collateral Agent and the Issuer Trustee (as supplemented or amended, the "Pooling Agreement").

               Notwithstanding anything contrary herein, the entire unpaid principal amount of this Series 1996-2 Class C Note shall be due and payable on the date on which an Event of Default shall have occurred and be continuing and, if required by the Pooling Agreement or the Supplement, the Collateral Agent or the Required Percentage of Holders of the Series 1996-2 Class C Notes shall have declared the Series 1996-2 Class C Notes to be immediately due and payable in the manner provided in Section 9.1 of the Pooling Agreement and Section 10.7 of the Supplement. All principal payments on the Series 1996-2 Class C Notes shall be made pro rata to the Series 1996-2 Class C Noteholders entitled thereto.

               Payments of interest on this Series 1996-2 Class C Note on each Distribution Date, together with the installment of principal, if any, to the extent not in full payment of this Series 1996-2 Class C Note, shall be made in accordance with
     Section 5.11 of the Supplement to the Series 1996-2 Class C Noteholder. Any reduction in the principal amount of this Series 1996-2 Class C Note effected by any payments made on any Distribution Date shall be binding upon all future Holders of this Series 1996-2 Class C Note and of any Series 1996-2 Class C
     Note issued upon the registration of the transfer hereof or in exchange hereof or in lieu hereof, whether or not noted hereon. If funds are expected to be available, as provided in the Supplement, for payment in full of the then remaining unpaid principal amount of this Series 1996-2 Class C Note on a Distribution Date, then the Collateral Agent will notify the Series 1996-2 Class C Noteholder by notice mailed not later than the fifth day of the month (subject to at least four Business Days' prior notice from the Servicer to the Collateral Agent) of such final distribution and the amount then due and payable shall be payable only upon presentation and surrender of this Series 1996-2 Class C Note at the office or offices designated in such notice.

               The Holder of this Series 1996-2 Class C Note, by its acceptance of this Series 1996-2 Class C Note, agrees that it will look solely to the income and proceeds from the Trust Assets to the extent available for distribution to it as provided in the Pooling Agreement and the Supplement and that the Issuer Trustee is not or shall not be personally liable to it for any amounts payable or any liability under the Supplement or this Series 1996-2 Class C Note, except as expressly provided in the Supplement and in the Pooling Agreement.

               The Holder of this Series 1996-2 Class C Note, by acceptance of this Series 1996-2 Class C Note, covenants and agrees that it will not, until one year and one day after the final payment on all Notes, institute against, or join any other Person in instituting against, the Seller or the Issuer any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

               Prior to the due presentment for registration of transfer of this Series 1996-2 Class C Note, the Issuer, the Issuer Trustee, the Collateral Agent and the Indenture Trustee may deem and treat the Person in whose name this Series 1996-2 Class C Note is registered as the absolute owner thereof for the purposes of receiving payment of all amounts payable with respect to this Series 1996-2 Class C Note and for all other purposes, whether or not this Series 1996-2 Class C Note be overdue, and none of the Issuer, the Issuer Trustee, the Collateral Agent or the Indenture Trustee shall be affected by notice to the contrary.

               The Supplement and the Series 1996-2 Class C Notes may be amended, and the observance of any term of the Supplement or of the Series 1996-2 Class C Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Holders of the Series 1996-2 Class A Notes, the Holders of the Series 1996-2 Class B Notes, the Rating Agency and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 7 and 8 of the Supplement, or any defined term (as it is used therein), will be effective as to any Series 1996-2 Class C Noteholder unless consented to by such Noteholder in writing, and (b) no such amendment or waiver may, without the written consent of the Holder of each Series 1996-2 Class C Note at the time outstanding affected thereby, (i) subject to the provisions of the Supplement relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest on the Series 1996-2 Class C Notes, (ii) change the percentage of the principal amount of the Series 1996-2 Class C Notes, the Holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 10.5, 10.7 or 12 of the Supplement. Notwithstanding anything therein to the contrary, no amendment may be made to this Supplement without satisfaction of the Rating Agency Condition.

               The Pooling Agreement may be amended from time to time by the Servicer, the Seller, the Issuer Trustee and the Collateral Agent, without the consent of any of the Series 1996-2 Class C Noteholders, (i) to cure any ambiguity, to revise any exhibits or Schedules, to correct or supplement any provisions therein or thereon or (ii) to add any other provisions with respect to matters or questions raised under the Pooling Agreement which shall not be inconsistent with the provisions of the Pooling Agreement; provided, however, that such action shall not adversely affect in any material respect the interests of any of the Noteholders.

               The term "Issuer Trustee" as used in this Series 1996-2 Class C Note includes any successor to the Issuer Trustee under the Pooling Agreement.

               The Series 1996-2 Class C Notes are issuable only in registered form without coupons in denominations as provided in the Supplement, subject to certain limitations therein set forth.

               No reference herein to the Pooling Agreement or the Supplement and no provision of this Series 1996-2 Class C Note or of the Pooling Agreement or the Supplement shall alter or impair the obligation of the Issuer, which is absolute and unconditional, to pay the principal of and interest on this Series 1996-2 Class C Note at the time, place and rate, and in the coin or currency herein prescribed.

               None of the Issuer Trustee, the Collateral Agent or the Indenture Trustee in its individual capacity makes or shall be deemed to have made any representation or warranty as to the validity, legality or enforceability of the Pooling Agreement, the Supplement or the Series 1996-2 Class C Notes or as to the correctness of any statement contained in any thereof, except for the representations and warranties of the Issuer Trustee, the Collateral Agent or the Indenture Trustee, made in their respective individual capacities, under any document to which such party is a party. The Series 1996-2 Class C Noteholders and the Seller make no representation or warranty hereunder whatsoever.

               This Series 1996-2 Class C Note shall be governed by and construed in accordance with the internal laws of the State of New York, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws. The Pooling Agreement and Supplement shall be governed by and construed in accordance with the internal laws of the State of Delaware, without reference to its conflict of law provisions and the obligations, rights and remedies of the parties thereunder shall be determined in accordance with such laws.



                                 ASSIGNMENT

     Social Security or taxpayer I.D. or other identifying number of assignee

     ____________________________________

               FOR VALUE RECEIVED, the undersigned hereby sells,
     assigns and transfers unto
     __________________________________________________________
     __________________________________________________________

                       (name and address of assignee)

     the within Series 1996-2 Class C Note and all rights thereunder, and hereby irrevocably constitutes and appoints ________ attorney, to transfer said Series 1996-2 Class C Note on the books kept for registration thereof, with full power of constitution in the premises.

     Dated:  ___________________   ___________________________________
                                   NOTE:  The signature to this
                                   assignment must correspond with the
                                   name of the registered owner as it
                                   appears on the face of the within
                                   Series 1996-2 Class C Note in every
                                   particular, without alteration,
                                   enlargement or any change
                                   whatsoever.



                                 EXHIBIT C
                                     to
                          SERIES 1996-2 SUPPLEMENT

               FORM OF ISSUER'S CERTIFICATE OF AUTHENTICATION

               This is one of the [Series 1996-2 Class B] [Series
     1996-2 Class C] Notes designated above and referred to in the within-mentioned Supplement.

     CHASE MANHATTAN BANK               CHASE MANHATTAN BANK
       DELAWARE, as Issuer                DELAWARE, as Issuer Trustee
       Trustee
                                        By:  The Chase Manhattan Bank,

                              OR             as Authenticating Agent

     By: _________________________           By: _________________________
          Authorized Signatory                    Authorized Signatory



                                 EXHIBIT D
                                     to
                          SERIES 1996-2 SUPPLEMENT

                    FORM OF MONTHLY NOTEHOLDER'S REPORT


 Newcourt Receivables Asset Trust
 Monthly Servicer Certificate
 - Accounts                                                          Master Trust
                                           Collection    Reserve    Distribution
                                           Account       Account      Account       Series 1996-2


 Beginning Account Balances
 Collection Account

 Collections from the Lockbox Account
 Add:  Servicer Advances
 Add:  Liquidation Proceeds from Servicer
 Add:  Earnings from Eligible Investments
 Less: Collections to reimburse Servicer Advances

 Reserve Account
 Add:  Investment Earnings on Reserve Account

 Available Amount

 Payments on Payment Date

 (A)  Unreimbursed Servicer
      Advances

 (B)  Servicing Fee

 (C)  Amount owed to Hedging
      Counterparty

 (D)  Series Available Amount
      to each Series of Notes

    (1)    Series 1996-2
           Class A Interest

    (2)    Series 1996-2
           Class B Interest

    (3)    Series 1996-2
           Class A Principal

    (4)    Reserve Account

    (5)    Pay to Hedging
           Counterparty

    (6)    Series 1996-2
           Class B Principal

    (7)    Series 1996-2
           Class C Interest

    (8)    Series 1996-2
           Class C Principal

    (9)    Series 1996-2
           Class A
           Accelerated
           Principal Payment

    (10)   Series 1996-2
           Class B
           Accelerated
           Principal Payment

    (11)   Series 1996-2
           Class C
           Accelerated
           Principal Payment

    (12)   Series 1996-2
           Class C Additional
           Interest Payment

      Subtotal

 Distributions to Noteholders

 Ending Balance


 Newcourt Receivables Asset Trust
 Monthly Servicer Certificate

 Minimum Subordination Amount

      Aggregate Discounted
      Contract Balance
      Add:  Available Amount
      Add:  Reserve Account
      Less: Series 1996-2
      Class A Principal Balance
      Subordination Amount

      Minimum Required
      Subordination Amount

 Restricting Event Calculations

      (1)  Event of Default
           under the
           Servicing
           Agreement (Yes/No)

          (a)   Average
                Discounted
                Lease Balance
                greater than
                30 days
                delinquent
                Average
                Aggregate
                Discounted
                Contract
                Balance

           Delinquency Ratio

           Maximum
           Delinquency Ratio

          (b)   Aggregate
                ADCB
                Defaulted
                Contracts
                Multiplier
                Average Aggregate
                Discounted Lease
                Balance

                Default Ratio

                Maximum Default
                Ratio

          (c)   Reserve plus APB
                Subordination

          (d)   Restricting
                Event under
                any Indenture

 Newcourt
 Receivables Asset Trust
 Monthly Servicer
 Certificate

 Portfolio
 Performance Tests


                        1 months prior     2 months prior     3 months prior    4 months prior    5 months prior   6 months prior
          Current          (yes/no)           (yes/no)           (yes/no)          (yes/no)          (yes/no)         (yes/no)


  Event of Default:

                                                                Monthly
 Delinquencies             Delinquencies        ADCB          Delinquency

      2 months prior
      1 month prior
      Current

                     Delinquency Ratio:
                     Maximum Delinquency
                     Ratio:

                                                                 Monthly
 Defaults                  Defaults            ADCB             Defaults

      5 months prior
      4 months prior
      3 months prior
      2 months prior
      1 month prior
      Current

                     Default Ratio:
                     Maximum Default
                     Ratio:
 Enhancement Floor

                     Amounts on deposit in the
                     Reserve Account
                     Aggregate Principal Amount of
                     Series 1996-2 Class B Notes

 Newcourt Receivables
 Asset Trust
 Monthly Servicer
 Certificate -
 Certificate Schedules

 CERTIFICATE FACTORS
 Series 1995-1

                          Series 1996-2 Class A

                          Current A Balance
                          Initial A Balance

                          Certificate Factor:
                          Series 1996-2 Class B

                          Current B Balance
                          Initial B Balance

                          Certificate Factor:

                          Series 1996-2 Class C

                          Current C Balance
                          Initial C Balance

                          Certificate Factor:


 DELINQUENCIES                                               Monthly
                            Delinquencies      ADCB      Delinquencies

      Current
      30 Days Past Due
      60 Days Past Due
      90 Days Past Due
      120 Days Past Due
      150 Days Past Due
      Delinquent (180
      + Days Past Due)

 (Contract Pool Performance
 Test (Per Prospectus P&S
 Agreement)

 Newcourt Receivables Asset Trust
 Monthly Servicer Certificate -
 Schedules

                                               Series  Series
                                               1996-1  1996-2

 Series 1996-2 Class A Interest
 Schedule
                                                  %         %
      Opening Series 1996-2                       %         %
      Class A Principal Balance
      Series 1996-2 Class A
      Interest Rate
      30/360*Series 1996-2
      Class A Interest Rate
      Current Series 1996-2
      Class A Interest
      Distribution
      Prior Series 1996-2 Class
      A Interest Arrearage

      Series 1996-2 Class A
      Interest Due
                                               Series  Series
                                               1996-1  1996-2

 Series 1996-2 Class A
 Principal Schedule

      Opening Series 1996-2
      Class A Principal Balance
      Prior Months Series ADCB
      Current Months Series
      ADCB                                     _______  _______
                                 Difference       %         %
                                 Series
                                 1996-2
                                 Class A
                                 Share
                                 Scheduled
                                 Principal
                                 Due

      Prepayments
      Defaults

                                 Series
                                 1996-2
                                 Class A
                                 Total Due


      Prior Series 1996-2 Class
      A Arrearage

      Series 1996-2 Class A
      Principal Due

      Series 1996-2 Class A
      Principal Distribution

      Current Series 1996-2
      Class A Arrearage

      Interim Series 1996-2
      Class A Principal Balance
      after Current
      Distribution

      Accelerated Series 1996-2
      Class A Distribution
      Amount

      Ending Series 1996-2
      Class A Principal Balance
      after Current
      Distribution

                                               Series  Series
                                               1996-1  1996-2

 Series 1996-2 Class B Interest
 Schedule
                                                  %         %
      Opening Series 1996-2                       %         %
      Class B Principal Balance
      Series 1996-2 Class B
      Interest Rate
      30/360*Series 1996-2
      Class B Interest Rate
      Current Series 1996-2
      Class B Interest
      Distribution
      Prior Series 1996-2 Class
      B Interest Arrearage

      Series 1996-2 Class B
      Interest Due


 Series 1996-2 Class B
 Principal Schedule

      Opening Series 1996-2
      Class B Principal Balance
      Prior Months Series ADCB
      Current Months Series
      ADCB                                     _______   _________

                                 Difference       %         %
                                 Series
                                 1996-2
                                 Class B
                                 Share
                                 Scheduled
                                 Principal
                                 Due

      Prepayments
      Defaults
                                 Series
                                 1996-2
                                 Class B
                                 Total Due

      Prior Series 1996-2 Class
      B Arrearage

      Series 1996-2 Class B
      Principal Due

      Series 1996-2 Class B
      Principal Distribution

      Current Series 1996-2
      Class B Arrearage

      Interim Series 1996-2
      Class B Principal Balance
      after Current
      Distribution

      Accelerated Series 1996-2
      Class B Distribution
      Amount

      Ending Series 1996-2
      Class B Principal Balance
      after Current
      Distribution


 Series 1996-2 Class C Interest
 Schedule
                                                  %         %
      Opening Series 1996-2                       %         %
      Class C Principal Balance
      Series 1996-2 Class C
      Interest Rate
      30/360*Series 1996-2
      Class C Interest Rate
      Current Series 1996-2
      Class C Interest
      Distribution
      Prior Series 1996-2 Class
      C Interest Arrearage

      Series 1996-2 Class C
      Interest Due

 Series 1996-2 Class C
 Principal Schedule

      Opening Series 1996-2
      Class C Principal Balance
      Prior Months Series ADCB
      Current Months Series
      ADCB                                     ______    ______

                                 Difference
                                 Series           %         %
                                 1996-2
                                 Class C
                                 Share
                                 Schedule
                                 Principal
                                 Due
      Prior Series 1996-2 Class
      C Arrearage

      Series 1996-2 Class C
      Principal Due

      Series 1996-2 Class C
      Principal Distribution

      Current Series 1996-2
      Class C Arrearage

      Interim Series 1996-2
      Class C Principal Balance
      after Current
      Distribution

      Accelerated Series 1996-2
      Class C Distribution
      Amount

      Ending Series 1996-2
      Class C Principal Balance
      after Current
      Distribution

 Servicing Fee Schedule

      Contract Pool ADCB
      Servicing Rate
      Monthly Servicing Rate
      Prior Servicing Fee
      Arrearage
      Current Servicer Fee
      Servicer Fee Due
      Current Servicing Fee
      Arrearage

 Reserve Account Schedule
                                  Series 1996-1   Series 1996-2

      Required Balance

      Lessor of                   Series 1996-1   Series 1996-2

           (i)  $2,000,000 times       __%             __%
                Series
                Allocation Percentage

                or

           (ii) Greater of

                (x)  $500,000
                     times
                     Series
                     Allocation
                     Percentage        __%             __%

                (y)  2% of
                     Series 1996-2
                     Class A Notes
                     times
                     Series
                     Allocation
                     Percentage       __%             __%


                                   EXHIBIT E
                                     to
                          SERIES 1996-2 SUPPLEMENT

                 FORM OF OPINION OF COUNSEL TO THE SERVICER



                                  EXHIBIT F
                                     to
                          SERIES 1996-2 SUPPLEMENT

          FORM OF OPINION OF COUNSEL TO NEWCOURT FINANCIAL USA INC.



NEWCOURT RECEIVABLES CORPORATION,
as Seller,

NEWCOURT CREDIT GROUP INC.,
as Servicer,

FLEET NATIONAL BANK,
as Collateral Agent,

and

CHASE MANHATTAN BANK DELAWARE
 (formerly known as Chemical Bank Delaware), as Issuer Trustee

SERIES 1996-2 SUPPLEMENT

Dated as of September 17, 1996

to

POOLING, COLLATERAL AGENCY AND SERVICING AGREEMENT

Dated as of April 15, 1996



                             TABLE OF CONTENTS

                                                                  Page

     SECTION 1.  Series 1996-2 . . . . . . . . . . . . . . . . . .   1

     SECTION 2.  Definitions . . . . . . . . . . . . . . . . . . .   1

     SECTION 3.  Transfer of Trust Assets  . . . . . . . . . . . .   5

     SECTION 4.  Receipt, Distribution and Application from the
                   Trust Receipts  . . . . . . . . . . . . . . . .   6
          4.1    Distribution Prior to Event of Default or
                   Restricting Event . . . . . . . . . . . . . . .   6
          4.2    Optional Purchase by Seller; Trust Termination
                   Payments  . . . . . . . . . . . . . . . . . . .   7
          4.3    Distribution Following an Event of Default or a
                   Restricting Event   . . . . . . . . . . . . . .   8
          4.4    Unclaimed Moneys  . . . . . . . . . . . . . . . .   8
          4.5    Reliance by Collateral Agent Upon Information
                   Provided  . . . . . . . . . . . . . . . . . . .   9

     SECTION 5.  The Series 1996-2 Notes . . . . . . . . . . . . .   9
          5.1  The Notes . . . . . . . . . . . . . . . . . . . . .   9
          5.2  Form, Denomination and Dating . . . . . . . . . . .   9
          5.3  Execution and Authentication  . . . . . . . . . . .  10
          5.4  Registration, Transfer and Exchange of Series
                1996-2 Class B Notes and Series 1996-2 Class C
                Notes  . . . . . . . . . . . . . . . . . . . . . .  11
          5.5  Mutilated, Destroyed, Lost or Stolen Notes  . . . .  13
          5.6  Temporary Notes . . . . . . . . . . . . . . . . . .  14
          5.7  Priority of Payments  . . . . . . . . . . . . . . .  14
          5.8  Payments from Trust Assets Only . . . . . . . . . .  15
          5.9  Method of Payment . . . . . . . . . . . . . . . . .  15
          5.10  Delivery . . . . . . . . . . . . . . . . . . . . .  16
          5.11  Interest . . . . . . . . . . . . . . . . . . . . .  16

     SECTION 6.  Article V of the Agreement  . . . . . . . . . . .  17

     SECTION 7.  Conditions Precedent to Effectiveness of
                   Supplement  . . . . . . . . . . . . . . . . . .  18

     SECTION 8.  Representations and Warranties of the Issuer
                   Trustee, the Seller, the
                   Servicer and the Collateral Agent . . . . . . .  21

     SECTION 9.  Reports by the Servicer . . . . . . . . . . . . .  23

     SECTION 10.  Covenants; Restricting Events  . . . . . . . . .  24
          10.1  Covenants of the Seller  . . . . . . . . . . . . .  24
          10.2  Covenants of the Servicer  . . . . . . . . . . . .  25
          10.3  Covenants of the Issuer Trustee  . . . . . . . . .  25
          10.4  Covenants of the Issuer  . . . . . . . . . . . . .  26
          10.5  Events of Default and Restricting Events . . . . .  26
          10.6  Notice to Rating Agencies, etc.  . . . . . . . . .  26
          10.7  Remedies . . . . . . . . . . . . . . . . . . . . .  27
          10.8  Remedies Cumulative  . . . . . . . . . . . . . . .  27
          10.9  Discontinuance of Proceedings  . . . . . . . . . .  27
          10.10  Right of Noteholders to Receive Payments not to
                   be Impaired . . . . . . . . . . . . . . . . . .  28
          10.11  Limitation on Suits . . . . . . . . . . . . . . .  28
          10.12  Undertaking for Costs . . . . . . . . . . . . . .  28
          10.13  Waiver of Stay or Extension Laws  . . . . . . . .  28

     SECTION 11.  Pooling Agreement  . . . . . . . . . . . . . . .  29
          11.1  Pooling Agreement  . . . . . . . . . . . . . . . .  29
          11.2  Release Upon Termination of the Issuer Trustee's
                Obligations  . . . . . . . . . . . . . . . . . . .  29
          11.3  Collateral Agent's Duties  . . . . . . . . . . . .  30
          11.4  Modification to Article III  . . . . . . . . . . .  30

     SECTION 12.  Amendment and Waiver . . . . . . . . . . . . . .  30
          12.1  Requirements . . . . . . . . . . . . . . . . . . .  30
          12.2  Solicitation of Holders of Notes . . . . . . . . .  31
          12.3  Binding Effect . . . . . . . . . . . . . . . . . .  31
          12.4  Notes Held by Issuer Trustee, etc.   . . . . . . .  32

     SECTION 13.  Miscellaneous  . . . . . . . . . . . . . . . . .  32
          13.1  Obligations Unaffected . . . . . . . . . . . . . .  32
          13.2  Successors and Assigns . . . . . . . . . . . . . .  32
          13.3  Obligation to Make Payments in Dollars . . . . . .  32
          13.4  Repurchase by Seller . . . . . . . . . . . . . . .  33
          13.5  Final Distribution . . . . . . . . . . . . . . . .  33
          13.6  Ratification of Agreement  . . . . . . . . . . . .  33
          13.7  No Representations or Warranties as to Documents .  33
          13.8  Counterparts . . . . . . . . . . . . . . . . . . .  33
          13.9  GOVERNING LAW  . . . . . . . . . . . . . . . . . .  33
          13.10  The Trustee . . . . . . . . . . . . . . . . . . .  33
          13.11  Instructions in Writing . . . . . . . . . . . . .  34


                                  EXHIBITS

     Exhibit A:     Form of Series 1996-2 Class B Note
     Exhibit B:     Form of Series 1996-2 Class C Note
     Exhibit C:     Form of Issuer's Certificate of Authentication
     Exhibit D:     Form of Monthly Noteholder's Report
     Exhibit E:     Form of opinion of counsel to the Servicer
     Exhibit F:     Form of opinion of counsel to Newcourt Financial
                    USA Inc.

                                 SCHEDULES

     Schedule 1:    Initial Purchasers' Commitments
     Schedule 2:    List of Additional Series Contracts
     Schedule 3:    List of Instruments
     Schedule 4:    List of PBCC Contracts